UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Whitney Holding Corporation

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April 14, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF COMMON STOCK
___________________

To our Shareholders:

Whitney Holding Corporation (the Company) will hold its Annual Meeting of Shareholders of common stock on Wednesday, May 19, 2010, at 10:30 a.m. CDT at the Pan-American Life Center Auditorium, 601 Poydras Street, 11th floor, New Orleans, Louisiana, for the following purposes:

1.	Election of one director to serve until the 2011 annual meeting and two directors to serve until the 2015 annual meeting;

2.	To consider and approve the following advisory (nonbinding) proposal:

“Resolved, that the holders of Whitney Holding Corporation common stock approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure and footnotes) in the proxy statement.”

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of common stock of record at the close of business on March 31, 2010 are entitled to notice of, and to vote at, this meeting or any adjournment thereof. We direct your attention to the attached proxy statement for more complete information regarding the matters to be acted upon at the annual meeting

                                                     By order of the Board of Directors,

                                                     JOSEPH S. SCHWERTZ, JR.
                                                    Corporate Secretary

__________________________________________________________________________________

228 St. Charles Avenue, New Orleans, Louisiana 70130

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.  IF VOTING BY MAIL, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  YOU MAY ALSO VOTE TOLL FREE OVER THE TELEPHONE OR THROUGH THE INTERNET.  YOU MAY LATER REVOKE YOUR PROXY AND VOTE IN PERSON.

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
Where and when is the annual meeting?	1
Who may vote at the annual meeting?	1
How many shares must be present to hold the annual meeting?	1
What proposals will be voted on at the annual meeting?	2
How many votes are required to approve these proposals?	2
What are “routine” and “nonroutine” matters and how are broker nonvotes counted?	2
How are votes counted?	3
How does the Board recommend that I vote?	3
How do I vote my shares without attending the annual meeting?	3
How do I vote my shares in person at the annual meeting?	4
What does it mean if I receive more than one proxy card?	4
May I change my vote?	4
Is the annual meeting location accessible to people with disabilities?	4
How do I get additional copies of SEC filings?	4
PROPOSAL NO 1 – ELECTION OF DIRECTORS	5
DIRECTOR NOMINEES	5
INCUMBENT DIRECTORS	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8
BOARD OF DIRECTORS AND ITS COMMITTEES	9
Board of Directors	9
Board Qualifications	9
Compensation of Directors	13
Board Committees / Executive Committee / Audit Committee	14
Compensation and Human Resources Committee	15
Nominating and Corporate Governance Committee	15
Corporate Governance	16
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT	18
COMPENSATION DISCUSSION AND ANALYSIS	21
Overview	21
Participation in Treasury’s Capital Purchase Program	21
Objective of the Company’s Compensation Program	22
Role of the Compensation and Human Resources Committee	23
Market Data	23
How We Determine and Assess Executive Compensation	24
Elements of Our Compensation Program	24
Tax and Accounting Considerations	27
Stock Ownership Guidelines	27
Risk Assessment of Compensation Policies and Practices	27
EXECUTIVE COMPENSATION	28
Potential Payments Upon Termination Or Change In Control	33
Compensation of Directors	33
EQUITY COMPENSATION PLAN INFORMATION	35
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	36
TRANSACTIONS WITH RELATED PERSONS	36
AUDITORS	39
AUDIT COMMITTEE REPORT	39
PROPOSAL NO. 2 – ADVISORY (NONBINDING) VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	41
PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF INDEPEDENT REGISTERED PUBLIC ACCOUNTING FIRM	42
SHAREHOLDER COMMUNICATIONS	42
SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING	42
OTHER MATTERS	42

PROXY STATEMENT
FOR
ANNUAL MEETING TO BE HELD ON MAY 19, 2010

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the Board) of Whitney Holding Corporation (the Company or Whitney) of proxies to be voted at the Company’s Annual Meeting of Shareholders of common stock (the annual meeting) to be held on May 19, 2010, and at any adjournments or postponements of the annual meeting.  We will begin mailing the notice of annual meeting, this proxy statement, the 2009 annual report and the proxy card to our common stock shareholders on or about April 14, 2010 and will bear the cost of soliciting proxies.  Directors, officers and regular employees of the Company and its banking subsidiary, Whitney National Bank (the Bank), may solicit proxies by mail, telephone, facsimile machine or personal interview and will not receive additional compensation for such solicitations.  We retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 at an approximate fee of $6,000, plus associated costs and expenses, to assist in the soliciting of proxies.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2010.  The notice of annual meeting, the proxy statement, the form of proxy card and the 2009 annual report for the period ending December 31, 2009, are available at http://investor.whitneybank.com/annuals.cfm.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Where and when is the annual meeting?

We will hold the annual meeting on May 19, 2010, at 10:30 a.m. CDT at the Pan-American Life Center Auditorium, 601 Poydras Street, 11th floor, New Orleans, Louisiana. The auditorium will open at 10:00 a.m. for seating at the annual meeting.  To obtain directions to attend the annual meeting and vote in person, please contact Shareholder Services by telephone at (504) 586-3627 or toll free at (800) 347-7272, ext. 3627, or by email at investor.relations@whitneybank.com.

Who may vote at the annual meeting?

The Board set March 31, 2010 as the record date for the annual meeting.  If you owned Company common stock at the close of business on March 31, 2010, you may vote at the annual meeting.  You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent, American Stock Transfer & Trust Company, as a “shareholder of record;”

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”); and

•	credited to your Whitney National Bank employee account in the Bank’s Savings Plus 401(k) Plan (the 401(k) plan).

How many shares must be present to hold the annual meeting?

A majority of the Company’s outstanding shares of common stock as of the record date must be present at the annual meeting to hold the meeting and conduct business.  This is called a quorum.  On the record date, there were 96,459,728 shares of Company common stock outstanding.  Accordingly, 48,229,865 shares present or represented by proxy constitute a quorum.  Your shares are counted as present at the annual meeting if you:

•	properly vote by Internet or telephone or submit a proxy card prior to the annual meeting; or
•	are present and vote in person at the annual meeting.

What proposals will be voted on at the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:

1.	Election of one director to serve until the 2011 annual meeting and two directors to serve until the 2015 annual meeting;

2.	To consider and approve the following advisory (nonbinding) proposal:

“Resolved, that the holders of Whitney Holding Corporation common stock approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure and footnotes) in the proxy statement.”

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2010.

How many votes are required to approve these proposals?

Directors will be elected (Proposal No. 1) by a plurality of the votes cast at the annual meeting.  This means that the three nominees who receive the largest number of “FOR” votes will be elected as directors.  The approval of the advisory proposal on compensation of our named executive officers (Proposal No. 2) will be approved if a majority of the votes actually cast on that proposal are voted in favor.  Under the American Recovery and Reinvestment Act of 2008 (the ARRA), your vote is advisory and will not be binding on our Board and may not be construed as overruling any Board decision related to compensation.  However, the Compensation and Human Resources Committee may take into account the outcome of the vote on Proposal No. 2 when considering future executive compensation arrangements.  The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2010 (Proposal No. 3) must be approved by a majority of the votes actually cast on that proposal.

What are “routine” and “nonroutine” matters and how are broker nonvotes counted?

A routine matter permits the broker or nominee to vote shares held in beneficial ownership in street name (brokerage account or nominee).  A nonroutine matter does not permit the broker or nominee to vote shares held in beneficial ownership in street name.  If your shares are held in beneficial ownership in a brokerage account or by another nominee, you have the right to direct your broker or nominee how to vote your shares and such broker or nominee is required to vote your shares in accordance with your instructions.  Recently, New York Stock Exchange (NYSE) and the Securities and Exchange Commission (the SEC) rule changes were enacted changing how shares held in brokerage account or another nominee are voted in director elections.  The amended rule has been adopted by the Nasdaq Global Select Market (Nasdaq) for their listed companies, such as Whitney.  Previously, if your broker did not receive instructions from you, they were permitted to vote the shares for you in director elections.  Beginning, January 1, 2010, under the NYSE Rule 452 changes, director elections are deemed a nonroutine matter and brokers or nominees will no longer be allowed to vote uninstructed shares for the election of directors.  Therefore, it is very important that you vote your shares for all proposals including the election of directors.

Broker nonvotes occur when a broker or nominee holding shares for a beneficial owner does not vote on a nonroutine proposal because such broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to such proposal.  A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters without receiving voting instructions.  The election of nominees for the Board (Proposal No. 1) is considered nonroutine, and, therefore, there may be broker nonvotes in connection with Proposal No. 1.  Please provide your broker or nominee instructions on how to vote your shares.  The nonbinding advisory proposal requesting approval of executive compensation (Proposal No. 2) and  ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010

(Proposal No. 3) are matters considered routine, and, therefore, no broker nonvotes are expected to occur in connection with Proposals No. 2 and No. 3.

 How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board (Proposal No. 1).  If you withhold authority to vote with respect to any nominee, your shares will count for the purpose of establishing a quorum, but will have no effect on the election of that nominee.  Similarly, broker nonvotes will count for purposes of establishing a quorum, but will not count as votes cast and will not affect the outcome of Proposal No.1.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the nonbinding advisory proposal requesting approval of the executive compensation described in this proxy statement (Proposal No. 2).  With respect to Proposal No. 2, if you mark “abstain” on your proxy or attend the annual meeting and abstain from voting, your shares will count for the purpose of establishing a quorum, but will not count as votes cast and will not affect the outcome of Proposal No. 2. Similarly, broker nonvotes will count for the purpose of establishing a quorum, but will not count as votes cast and will not affect the outcome of Proposal No. 2.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 3).  If you mark “abstain” on your proxy or attend the annual meeting and abstain from voting with respect to Proposal No. 3, your shares will count for the purpose of establishing a quorum, but will not count as votes cast and will not affect the outcome of Proposal No. 3.  Similarly, broker nonvotes will count for the purpose of establishing a quorum, but will not count as votes cast and will not affect the outcome of Proposal No. 3.

If you sign and submit your proxy card without voting instructions, the proxies will vote your shares “FOR” each director nominee (Proposal No. 1), “FOR” the nonbinding resolution approving executive compensation (Proposal No. 2) and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 3).

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” each of the nominees, “FOR” the resolution approving compensation of our named executive officers and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP.

How do I vote my shares without attending the annual meeting?

Whether you hold shares in your own name, in street name or through the 401(k) plan, you may direct your vote without attending the annual meeting.  If you are a shareholder of record or hold shares through the 401(k) plan, you may vote by granting a proxy as follows:

•
By Internet or Telephone – You may submit your proxy by following the instructions on the proxy card.  Shareholders of record who are also participants in the 401(k) plan will receive two proxy cards.  If you vote using the Internet or telephone, you do not need to return your proxy card (or cards if you are both a record shareholder and a participant in the 401(k) plan).  We have designed telephone and Internet voting procedures that authenticate your identity as a shareholder, allow you to give your voting instructions and confirm that your instructions have been properly recorded.  The deadline for telephone and Internet voting is 11:59 p.m. Eastern Time on May 18, 2010.

•
By Mail – You may vote by mail by signing and dating your proxy card (or cards if you are both a record shareholder and a participant in the 401(k) plan) and mailing it in the envelope provided.  You should sign your name exactly as it appears on the proxy card.  If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.  The Corporate Secretary must receive your proxy card by 10:30 a.m. CDT on May 19, 2010 in order for your shares to be voted.

For shares held in street name, you should follow the voting directions your broker or nominee provides.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet.  If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

How do I vote my shares in person at the annual meeting?

If you choose to vote in person at the annual meeting:

•	if you are a registered shareholder of record or hold shares in the 401(k) plan, you should bring the enclosed proxy card and proof of identity; or

•	if you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity.

At the appropriate time during the annual meeting, we will ask the shareholders present whether anyone wishes to vote in person.  You should raise your hand at this time to receive a ballot to record your vote.

Even if you plan to attend the annual meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you hold shares registered in more than one name, through multiple street name accounts or hold shares through the 401(k) plan in addition to other shares.  To ensure that all of your shares are voted, sign and return each proxy card, or if you vote by telephone or Internet, vote separately for each proxy card you receive.

May I change my vote?

Yes.  If you are a shareholder of record of common stock or hold shares through the 401(k) plan, you may change your vote and revoke your proxy by:

●	voting by telephone or the Internet at a later time;
●	submitting a properly signed proxy card with a later date;
●	voting in person at the annual meeting subject to proof of identity; or
●
delivering written notice that you wish to revoke your proxy to Joseph S. Schwertz, Jr., Corporate Secretary, at or before the annual meeting.  Mr. Schwertz’s office is located in Suite 626, 228 St. Charles Avenue, New Orleans, LA 70130.

If you hold shares in street name, you must follow your broker’s instructions to change your vote.

Is the annual meeting location accessible to people with disabilities?

Yes.  The Pan-American Life Center Auditorium, where the meeting will be held, offers access for people using wheelchairs.

How do I get additional copies of SEC filings?

Copies of the Company’s financial reports, including its reports to the SEC filed on Forms 10-K and 10-Q, with financial statements and financial statement schedules but without exhibits, are available without cost by sending your written request to:  Mrs. Shirley N. Fremin, Manager, Shareholder Services, Whitney Holding Corporation, P. O. Box 61260, New Orleans, LA 70161, or by calling (504) 586-3627 or toll free (800) 347-7272, ext. 3627, or by sending an e-mail to the following address:  investor.relations@whitneybank.com.  Copies of SEC filings, including exhibits, can also be obtained free of charge by clicking on “SEC Filings” under “Investor Relations” on our website at www.whitneybank.com.  This website address is provided for your information and convenience.  Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement.  You can obtain a copy of any listed exhibit to a Form 10-K or Form 10-Q by sending your written request to Mrs. Fremin at the address furnished above.  We will furnish the copy upon payment of a fee.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s articles of incorporation provide for a Board of Directors of five to 25 persons, divided into five classes serving staggered five-year terms.  By Board resolution, the number of directors has been set at 15, effective as of the date of the annual meeting.  Three directors will be elected at this year’s annual meeting.  The Board nominated the following persons for election as directors at the annual meeting upon the recommendation of the Nominating and Corporate Governance Committee (the Nominating Committee):  Hardy B. Fowler, Eric J. Nickelsen and Kathryn M. Sullivan.  Mr. Fowler was appointed to the Board in December 2009 and took office in January 2010 to fill a vacancy on the expanded Board and, pursuant to the Company’s articles of incorporation, must stand for election by the shareholders at this annual meeting.  Mr. Fowler is nominated to serve a one-year term expiring at the Company’s 2011 annual meeting.  Mr. Nickelsen and Ms. Sullivan, who were elected at prior shareholders’ meetings, are nominated to serve five-year terms expiring at the Company’s 2015 annual meeting.  The Nominating Committee met in February 2010 and March 2010 to evaluate the nominees standing for election.  Based on the Nominating Committee’s evaluation and with their recommendation, the Board approved the inclusion of the nominees on the Company’s proxy card and recommends that shareholders vote “FOR” all three nominees.

Directors are elected by a plurality of the votes cast in accordance with the Louisiana Business Corporation Law.  We disregard abstentions and broker nonvotes in the election of directors.  We expect that each nominee will be available for election.  If a nominee is unavailable, the proxies will cast your vote for any substitute nominee the Nominating Committee and the Board may recommend.

DIRECTOR NOMINEES

The following table sets forth information we obtained from the nominees about:  (a) their principal occupations for the last five years; (b) directorships they hold or held within the last five years with other public companies; (c) their ages at March 31, 2010; (d) the year they were first elected as a director; and (e) a description of positions and offices they hold with the Company or the Bank (other than as a director), as applicable.

Nominee with a Term Expiring in 2010 and Nominated for a Term Expiring in 2011

Hardy B. Fowler, 58	Former Office Managing Partner, KPMG New Orleans (October 2002 to September 2009); Whitney director since 2009.

Nominees with Terms Expiring in 2010 and Nominated for Terms Expiring in 2015

Eric J. Nickelsen, 65	Real estate developer and part owner, John S. Carr & Company, Inc. (since 1998); Whitney director since 2000.

Kathryn M. Sullivan, 54
Chief Executive Officer, UnitedHealthcare, Central Region (since 2008); Former Chief Financial Officer and Senior Vice President, Blue Cross and Blue Shield Association (2004 to 2008); Whitney director since 2003.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE FOR ALL NOMINEES

INCUMBENT DIRECTORS

The following table sets forth information we obtained from our incumbent directors with terms expiring in 2011, 2012, 2013 and 2014 about: (a) their principal occupations for the last five years; (b) directorships they hold or held within the last five years with other public companies; (c) their ages at March 31, 2010; (d) the year they were first elected as a director; and (e) a description of positions and offices they hold with the Company and the Bank (other than as a director), as applicable.

Incumbent Directors with Terms Expiring in 2011

A. R. Blossman, Jr., 78	Former Chairman of the Board, Parish National Bank (1968 to 2008; former Director, Parish National Corporation (2004 to 2008); Whitney director since 2009.
William A. Hines, 73	Chairman of the Board, Nassau Holding, LLC (holding company of entities in the oil field service industry) (since 1978); Whitney director since 1986.
Alfred S. Lippman, 71	Co-Manager, Lippman, Mahfouz, Tranchina and Thorguson, LLC, Attorneys at Law (since 2001); Whitney director since 1996.
John M. Turner, Jr., 48
President of the Company and the Bank (since March 2008); Executive Vice President of the Company and the Bank (February 2005 to March 2008); Senior Vice President of the Bank (1995 to February 2005); Whitney director since 2008.

Incumbent Directors with Terms Expiring in 2012

Richard B. Crowell, 71	Of Counsel, Crowell & Owens (since 2009); Attorney, Crowell & Owens (1970 –2009); Director, CLECO Corporation; Whitney director since 1983.
Michael L. Lomax, 62	President and Chief Executive Officer, United Negro College Fund (since 2004);Whitney director since 2002.
Dean E Taylor, 61	Chairman (since 2003), Chief Executive Officer (since 2002), President (since 2001) of Tidewater, Inc. (marine offshore supply); Whitney director since 2002.

Incumbent Directors with Terms Expiring in 2013

John C. Hope, III, 61
Chairman of the Board and Chief Executive Officer (since March 2008), President and Chief Operating Officer (March 2007 to March 2008) of the Company and the Bank; Executive Vice President of the Company (1994 to March 2008) and the Bank (1998 to March 2008); Director, Energy South, Inc. (1991 to 2008); Whitney director since 2007.

R. King Milling, 69	Former Vice Chairman of the Company and the Bank (March 2007 to December 2008); President of the Company and the Bank (1984 to March 2007); Whitney director since 1978.
Thomas D. Westfeldt, 58	President, Westfeldt Brothers, Inc. (green coffee importing firm) (since 1994); Whitney director since 2002.

Incumbent Directors with Terms Expiring in 2014

Angus R. Cooper, II, 68	Chairman and Chief Executive Officer, Cooper/T. Smith Corp. (shipping service company) (since 1979); Whitney director since 1994.
Terence E. Hall, 64	Chairman of the Board and Chief Executive Officer, Superior Energy Services, Inc. (provider of specialized oilfield services and equipment) (since 1995); Whitney director since 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Only holders of record of our common stock as of the close of business on March 31, 2010 are entitled to notice of, and to vote at, the annual meeting.  On that date, 96,459,728 shares of common stock were outstanding.  Each share is entitled to one vote.  As of March 31, 2010, the entity named below was, to our knowledge, the only beneficial owner of more than 5% of our outstanding common stock, as determined under Rule 13d-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Name and Address                                                      Amount and Nature                                       Percent of
of Beneficial Owner                                               of Beneficial Ownership                                      Class

BlackRock, Inc. (1)                                                                  7,313,168                                                     7.58%
40 East 52nd Street
New York, NY  10022

(1)
The number of common shares beneficially held and the information set forth below is based solely on information contained in the Schedule 13G filed on January 29, 2010 by BlackRock, Inc. (BlackRock) which amends the most recent Schedule 13G filing, if any, made by Barclays Global Investors, NA and certain of its affiliates (collectively referred to as the BGI Entities). As a result of BlackRock’s acquisition of Barclays Global Investors from Barclays Bank PLC, 7,313,168 common shares are beneficially held as of December 31, 2009 by BlackRock and the BGI Entities. BlackRock has sole voting power and sole dispositive power over 7,313,168 common shares.

The following table sets forth beneficial ownership of the Company’s outstanding stock as of March 31, 2010, including shares held in the 401(k) plan by the named executive officers.

Directors	Current Beneficial Holdings	Shares Subject to Options	Total (1)	Percent of Class
A. R. Blossman, Jr.	372,587	0	372,587	*
Angus R. Cooper II	726,567	36,000	762,567	*
Richard B. Crowell (2)	437,622	13,500	451,122	*
Hardy B. Fowler (3)	18,571	0	18,571	*
Terence E. Hall	18,276	0	18,276	*
William A. Hines (4)	328,124	22,500	350,624	*
John C. Hope, III (5)	233,297	118,747	352,044	*
Alfred S. Lippman (6)	114,791	36,000	150,791	*
Michael L. Lomax (7)	6,594	31,500	38,094	*
R. King Milling	303,622	0	303,622	*
Eric J. Nickelsen (8)	124,128	33,750	157,878	*
Kathryn M. Sullivan(9)	11,127	22,500	33,627	*
Dean E. Taylor (10)	25,137	22,500	47,637	*
John M. Turner, Jr.(11)	44,193	49,250	93,443	*
Thomas D. Westfeldt	26,963	31,500	58,463	*

Executive Officers
Robert C. Baird, Jr. (12)	138,275	118,748	257,023	*
Thomas L. Callicutt, Jr. (13)	48,973	97,623	146,596	*
Joseph S. Exnicios (14)	29,166	74,000	103,166	*

Directors and executive officers as a group (22 persons)			3,796,119	3.85%

 *                Less than 1% of the outstanding common stock.

(1)
Ownership shown includes direct and indirect ownership and, unless otherwise noted and subject to community property laws where applicable, each shareholder has sole investment and voting power with respect to reported holdings.  The Bank serves as trustee of the Whitney National Bank Retirement Trust, which held 39,175 shares as of March 31, 2010.  An executive officer of the Company serves with other Bank employees on a committee that makes voting and investment decisions with respect to these shares.  Shares held by the trust are included only in the calculation of the beneficial ownership of all executive officers and directors as a group.

(2)
Mr. Crowell’s share total includes 395,221 shares of stock in a limited liability company over which he has voting rights, 18,900 shares in Mr. Crowell’s family trusts, over which Mr. Crowell has voting rights, but for which he disclaims beneficial ownership, and 11,050 shares in family trusts of which Mr. Crowell’s wife is the trustee, but for which he disclaims beneficial ownership.

(3)	Mr. Fowler’s share total includes 2,466 shares owned by Mr. Fowler’s wife, for which he disclaims beneficial ownership.

(4)	Mr. Hines’ share total includes 100 shares of stock held by his wife as trustee for her son’s trust.

(5)
Mr. Hope’s share total includes 34,968 shares of stock held for his benefit in the 401(k) plan.  His share total also includes 4,200 shares of stock owned by Mr. Hope’s children.  Mr. Hope’s share total does not include 100,000 restricted stock units he holds.

(6)
Mr. Lippman’s share total includes 52,378 shares held for his benefit in the Alfred S. Lippman IRA Account.  His share total includes 3,077 shares of common stock equivalent units held in deferred compensation accounts.

(7)	Dr. Lomax’s share total includes 2,423 shares of common stock equivalent units held in deferred compensation accounts.

(8)
Mr. Nickelsen’s share total includes 14,213 shares held in two trusts over which Mr. Nickelsen has full voting authority.  His share total includes 22,840 shares of common stock equivalent units held in deferred compensation accounts.

(9)	Ms. Sullivan’s share total includes 907 shares of stock held in custodial accounts over which Ms. Sullivan has full voting authority.

(10)
Mr. Taylor’s share total includes 1,449 shares of stock held for the benefit of Mr. Taylor’s children in an account that he controls and over which he has voting power.  His share total includes 15,345 shares of common stock equivalent units held in deferred compensation accounts.

(11)
Mr. Turner’s share total includes 3,622 shares of stock held for his benefit in the 401(k) plan and 800 shares of stock held for his minor children.  Mr. Turner’s share total does not include 47,500 restricted stock units he holds.

(12)	Mr. Baird’s share total includes 17,968 shares of stock held for his benefit in the 401(k) plan. Mr. Baird’s share total does not include 33,000 restricted stock units he holds.

(13)	Mr. Callicutt’s share total does not include 33,500 restricted stock units he holds.

(14)	Mr. Exnicios’ share total includes 13,458 shares of stock held for his benefit in the 401(k) plan. Mr. Exnicios’ share total does not include 29,000 restricted stock units he holds.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of the Company’s common stock, as well as reports of changes in ownership with the SEC.  Based solely on a review of Forms 3, 4 and 5 and amendments thereto and on written representations from executive officers and directors to the Company, all required filings by such persons were timely made during 2009, except that, due to a Company administrative error, (i) our executive officers (Messrs. Hope, Turner, Baird, Callicutt, Exnicios, DeArmas, Duthu, Rogers and Schwertz and Ms. Cowell) each filed late one Form 4 to report the acquisition of restricted stock units granted by the Company, and (ii) R. King Milling filed late one Form 4 to report the conversion of performance-based restricted stock units to shares of the Company’s common stock.

BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Company’s Board held 15 meetings in 2009.  The Board currently consists of 15 directors.  In March 2010, the Board set the size of the Board at 15 directors, including two employee directors, to be effective at the annual meeting.  The Company’s Board has the power to expand or reduce its size at any time.  The Board has determined that 11 nonemployee directors are independent under applicable rules of Nasdaq.  The independent directors are Angus R. Cooper II, Richard B. Crowell, Hardy B. Fowler, Terence E. Hall, William A. Hines, Alfred S. Lippman, Michael L. Lomax, Eric J. Nickelsen, Kathryn M. Sullivan, Dean E. Taylor and Thomas D. Westfeldt.  The Board also determined that Joel B. Bullard, Jr., who did not stand for re-election in May 2009, was an independent director.

During 2009, Whitney’s independent directors continued their longstanding practice of convening executive sessions by having 11 such sessions following the end of Board meetings.  Messrs. Blossman, Hope, Milling and Turner and all employees excused themselves from these executive sessions.

During 2009, all of the directors attended at least 75% of the aggregate number of meetings of the Board and the Committees of the Board on which they served.  The Board has adopted Corporate Governance Guidelines that include the expectation that its directors attend each annual meeting.  All of the directors, except Mr. Bullard, attended the Company’s 2009 annual meeting.

Board Qualifications

Set forth below are each director’s particular experience, qualifications, attributes or skills that, when considered in the aggregate, led the Board to conclude that the person should serve as a director of the Company.

A. R. Blossman, Jr. is knowledgeable about a major Whitney market, is a successful businessman and banker, and is a major shareholder.  Mr. Blossman joined Whitney’s Board and its Executive Committee (which reviews Whitney’s loan activity) in 2009.  Mr. Blossman is very familiar with Whitney’s North Shore (suburban New Orleans) market, which, with the acquisition of Mr. Blossman’s bank (Parish National Bank) in late 2008, accounted for approximately 16 percent of Whitney’s metro New Orleans loans and deposits as of December 31, 2009.  In addition to being a life-long resident on the North Shore, Mr. Blossman has substantial experience as a successful entrepreneur, having founded or operated a variety of businesses, including propane distributor, brewery, and real estate investment.  In addition, Mr. Blossman has substantial experience as a bank executive and director, having founded Parish National Bank in 1968 and served, during his long banking career, as its CEO and more recently its Chairman.  By virtue of Whitney stock he received as a shareholder of Parish in 2008, Mr. Blossman is a substantial shareholder.

Angus R. Cooper II is familiar with several of our largest markets, owns and operates several substantial businesses that are important to the economies of these markets, and has substantial experience as a Whitney director.  Mr. Cooper is a resident of southern Alabama, an important Whitney market.  He has been actively engaged in civic and community activities in both Mobile and New Orleans for many years; examples include his service as a board member of the National World War II Museum, Coast Guard Foundation, Gulf Coast Conservation Association, the University of Alabama System, the Crimson Tide Foundation (he currently serves as Vice President), Audubon Nature Institute and World Presidents’ Organization, as well as his prior service as a director of the Boy Scouts of America, Children’s Hospital and other civic organizations.  He is currently Chairman of the Mobile Arts and Sports Association and The Senior Bowl and was formerly Co-Chairman of the Mobile Area United States Olympic Committee.  Between 2000 and 2006, Mr. Cooper served as a Commissioner (and for some of this period, as Chairman) of the Port of New Orleans Dock Board, which is the Louisiana state agency that operates the Port of New Orleans.  As the result of his leadership in business and civic matters, Mr. Cooper has received several awards and honors, including the Bank One Junior Achievement Award (2004), recognition as a Role Model for the Young Leadership Council in 2005, and election to the International Maritime Hall of Fame in 2007.  Mr. Cooper is the Chairman and CEO of Cooper/T. Smith Corporation, which is one of America’s oldest and largest (serving 39 ports) stevedoring and maritime-related firms with operations on all three

U.S. coasts (including the ports of New Orleans, Mobile and Houston, which are key Whitney markets) and foreign operations in Central and South America.  With its market footprint along the Gulf Coast from Tampa to Houston, a substantial portion of Whitney’s customer base is directly or indirectly involved in maritime and trade activity.  His businesses are Whitney customers.  Mr. Cooper also has gained substantial knowledge about Whitney and its operations, since joining the Board in 1994.  He has served on Whitney’s Nominating Committee since 2005, its Compensation and Human Resources Committee (the Compensation Committee) since 1999 (and has been the chairman of that committee since 2008) and its Executive Committee since 1996.  Mr. Cooper has substantially increased his investment in Whitney stock since joining the Board and is a large individual shareholder.

Richard B. Crowell is familiar with our largest Louisiana markets, has gained substantial knowledge about Whitney’s operations as our second longest serving director, has extensive experience as an audit committee member for both Whitney and another highly regulated public company, is an experienced attorney, and with his family is a substantial Whitney shareholder.  Mr. Crowell resides in Alexandria, Louisiana, which is the next largest metropolitan area in Louisiana north of Whitney’s market cities of Baton Rouge, Lafayette and Lake Charles.  He has served as a director of Louisiana’s Public Affairs Research Council, which is headquartered in Baton Rouge.  He joined the Whitney Board in 1983 and has served as Chairman of our Audit Committee for more than 20 years.  Thus, his tenure as director spans a full range of banking and economic cycles affecting Whitney, including the Louisiana oil and gas boom and bust in the early 1980s, the nationwide real estate downturn in the late 1980s and early 1990s, the boom years of the later 1990s and finally our current economic situation.  Mr. Crowell’s experience as an audit committee member includes his service on Cleco Corp’s audit committee; Cleco is a large, publicly held utility company headquartered in Pineville, Louisiana.  Until his retirement from the Alexandria law firm of Crowell and Owens, LLC in late 2009, he engaged full time in a practice that included real estate and probate law.  Mr. Crowell and his family are long-term Whitney shareholders, and Mr. Crowell has significantly increased his holdings of Whitney stock during his 27 year tenure as a board member.

Hardy B. Fowler has substantial financial and accounting expertise to prepare him to serve on Whitney’s board, as well as knowledge of and substantial connections with Whitney’s largest market, New Orleans.  Whitney’s Board appointed Mr. Fowler as a director and a member of the Executive Committee in 2009, and he will stand for election as a director for the first time by the shareholders at the 2010 annual meeting.  Mr. Fowler has substantial academic and professional credentials, including an undergraduate degree in finance and an MBA.  He is also a Louisiana certified public accountant.  He recently concluded a 34 year career at the international accounting firm of KPMG, including 25 years as a tax partner and service as the New Orleans office’s managing partner for the last seven years.  In addition to advising KPMG’s clients in the New Orleans market for many years, his civic and community ties to New Orleans are significant, including service on the boards of the Bureau of Governmental Research, the Business Council of New Orleans, Junior Achievement and many other civic organizations.

Terence E. Hall has substantial experience as an executive of a large public company engaged in an industry important to Whitney and its markets, familiarity with several key Whitney markets, and educational and prior business experience preparing him to be an effective Whitney director.  Mr. Hall joined Whitney’s Board in 2009 and since that time has served on its Executive Committee, Nominating Committee, and Compensation Committee.  Since 1995, Mr. Hall has served as Chairman and CEO of Superior Energy Services, Inc.  Superior is a leading provider of specialized oilfield services and equipment, focused on serving the drilling and production-related needs of oil and gas companies, as well as the plug and abandonment and decommissioning services required at the end of a well’s life.  Energy related lending – especially lending to support service activities such as those engaged in by Superior – is a significant industry segment for Whitney, accounting for approximately 11 percent of Whitney’s total loan portfolio.  Headquartered in New Orleans, Superior has facilities located in many of the same cities and towns in South Louisiana that host Whitney locations, as well as in Houston, among many other US and foreign locations.  In addition to his experience at Superior, Mr. Hall’s qualifications as a Whitney director include his law degree and decade of experience as a practicing attorney, as well as the insights he gained over several years as an entrepreneur and business manager prior to joining Superior.

William A. Hines has lifelong knowledge of several key Whitney markets, extensive experience as an entrepreneur managing large, privately held businesses involved in the energy business, many years’ experience as a Whitney director, and has substantial holdings of Whitney stock.  Mr. Hines is a long-term

New Orleans area resident and has supported numerous cultural, charitable and civic activities along the Gulf Coast.  As an entrepreneur, he founded and currently serves as the Chairman of the Board of privately held Nassau Holding, LLC, which has during Mr. Hines’ tenure as a Whitney director served as a holding company for dozens of subsidiaries engaged in providing support services to oil and gas exploration companies in Whitney markets in Louisiana and Texas, as well as elsewhere in the US and internationally.  Mr. Hines has been a Whitney director since 1986, and has served on the Board’s Executive Committee since that time and on the Compensation Committee since 2008.  He and his family members are substantial shareholders.

John C. Hope, III, Whitney’s Chairman and CEO, has the education and experience of a career banker, direct experience as a resident and banker in three important Whitney markets, and substantial knowledge of Whitney and its operations.  Mr. Hope, who holds undergraduate and graduate business degrees, has 36 years of banking experience.  Prior to joining Whitney in 1994, he was based in Mobile, Alabama, a major Whitney market, as a member of executive management at a large Birmingham, Alabama based bank.  Since joining Whitney, Mr. Hope has broadened his geographic exposure to Whitney markets, through his residence between 2000 and 2007 in Houston to lead the establishment of Whitney’s presence in that market and his transfer thereafter to New Orleans.  Mr. Hope has served as an executive officer of Whitney since joining the company in 1994, and regularly attended board meetings and interacted with our Board since that time.  In 2007, Mr. Hope became a Director and the President and Chief Operating Officer of Whitney and the Bank.  Effective March 16, 2008, he assumed the roles of Chairman of the Board and Chief Executive Officer of both the Company and the Bank.  Mr. Hope’s current position is Chairman of the Board and Chief Executive Officer.  While a long-term resident of Mobile, he served as Chairman of the Board of Trustees of UMS – Wright Preparatory School, Chairman of the Board of Directors of Mobile Area Chamber of Commerce and Campaign Chairman of United Way of Southwest Alabama.  Since moving to New Orleans he has been a member of the Executive Committee of the Business Council of New Orleans.  He has also enhanced his expertise as a Whitney director through his service as a director of Energy South, Inc., a Mobile, Alabama based public utility.  Mr. Hope has, since 1991, served on the Board of Trustees of Infirmary Health System, a large not-for-profit hospital, serving Mobile and Baldwin counties in Alabama.

           Alfred S. Lippman has substantial professional and business experience relevant to his service as a Whitney director, as well as familiarity with and significant involvement in important Whitney markets, and extensive expertise as a bank director (including pre-Whitney experience). Mr. Lippman has practiced primarily corporate law in the South Louisiana area since the early 1960s.  He founded the law firm of Lippman, Mahfouz, Tranchina & Thorguson, LLC in Morgan City, Louisiana where he serves as senior partner.  He has been active in numerous business, legal, civic, community and governmental endeavors touching most of Whitney’s South Louisiana markets.  Mr. Lippman’s current memberships include as a trustee of the Louisiana Governor’s Mansion Foundation, chairman of the Louisiana Pilotage Fee Commission, a director of the Community Foundation of Acadiana, and as an advisory board member of the New Orleans Museum of Art.  His past services include those as a trustee of the United States Coast Guard Foundation, member of the Louisiana Board of Tax Appeals, as president of the Morgan City Port Commission, as a member of the Founder’s Society of the National D-Day Museum, the Board of Supervisors of the University of Louisiana System and as a board member of the Commission for the Future of Coastal Louisiana. Mr. Lippman joined Whitney’s board in 1996 when Whitney acquired the Morgan City, Louisiana based bank for which he had served as a director since 1976. Mr. Lippman has served on Whitney’s Executive Committee since 1999, on its Director’s Trust Committee since 2007 and from 2001 to 2004 served as a member of the Audit Committee.

Michael L. Lomax’s academic and professional credentials, his knowledge of Whitney markets, and his understanding of education and nonprofit entities provide value to Whitney’s Board.  Dr. Lomax, an Atlanta, Georgia native, first joined Whitney’s Board in 2002 when he was serving as President of Dillard University (New Orleans), a position he held from 1997 to 2004.  In 2009, Dr. Lomax was appointed to Whitney’s Audit Committee and from 2005 to 2009 he served on the Compensation Committee.  As a New Orleans resident, he gained knowledge of this market, Whitney’s largest.  In 2004, he moved to Washington as President and CEO of the United Negro College Fund, an organization that includes 39 historically black colleges, including 17 in Whitney’s five Gulf Coast states (Xavier University and Dillard University in New Orleans are both members).  Dr. Lomax’s civic activities include board membership in several organizations that have had significant roles in reshaping public school education in

New Orleans following hurricane Katrina, including Teach for America and the KIPP Foundation.  Dr. Lomax’s life long experience managing and advising educational and nonprofit organizations allows him to provide insight to Whitney’s Board for these important components of our banking business.

R. King Milling has substantial knowledge of Whitney and its Louisiana customers and markets, professional and banking expertise, and prominence in civic and governmental initiatives important to Whitney’s south Louisiana markets.  Mr. Milling was elected to Whitney’s Board in 1978 and served as President from 1984 to 2007 and as Vice Chairman from 2007 to 2008.  Prior to his election as President, Mr. Milling had practiced law in New Orleans since 1965, thereby developing skills that serve him well as a director.  A lifelong resident of New Orleans, his role as President allowed him to frequently visit Whitney’s customers and employees throughout south Louisiana during the last 25 years.  His involvement in civic and governmental initiatives important to Whitney markets is extensive, including those with a focus on Louisiana’s eroding coastline and exposure to disasters like hurricanes Katrina and Rita in 2005.  A partial list of his current contributions includes service as Chairman, Governor’s Advisory Commission on Coastal Restoration and Conservation since 2002, Member, Coastal Protection and Restoration Authority, Chairman, America’s WETLAND Foundation, and as a director of the Louisiana Disaster Recovery Foundation, LSU Health Sciences Center Foundation since 1999 and Dillard University since 1991.

Eric J. Nickelsen has substantial knowledge of an important Whitney market, experience both as a real estate developer and banker, and knowledge gained during his decade long tenure as a Whitney director.  Mr. Nickelsen lives and works in Pensacola, Florida, which is part of our Florida panhandle market that extends east to Destin and Fort Walton.  Prior to beginning his career in real estate development and numerous other businesses, Mr. Nickelsen was a banker, with varying responsibilities relating to operations and lending between 1966 and 1998.  By the end of his banking career, Mr. Nickelsen led the Northwest Florida region for Barnett Bank in the capacity of Chairman, President and CEO.  Mr. Nickelsen plays a prominent role in the Florida panhandle market, by serving as chairman of institutions such as the Pensacola Junior College Foundation, the University of West Florida Foundation, the Pensacola Area Chamber of Commerce, Rebuild Northwest Florida, Inc. and the Sacred Heart Health System (a large health organization operating three hospitals and other facilities in the Florida panhandle) and as chairman or director of numerous other civic and community groups.  He has received numerous awards and commendations for his past civic and business activities.  Mr. Nickelsen joined Whitney’s Board in 2000, and has gained knowledge of Whitney through his service on Whitney’s Executive Committee since 2000, Audit Committee since 2002, Compensation Committee since 2006, and Nominating Committee since 2005.  In 2009, the Board elected Mr. Nickelsen to serve as its lead director, a newly created position.

Kathryn M. Sullivan has substantial knowledge of several Whitney markets, academic and professional credentials relevant to her service as a Whitney director, extensive experience as a line and financial executive involved in a highly regulated business, and meaningful knowledge of Whitney gained through Board and Audit Committee experience.  Until moving to Chicago in 2004, Ms. Sullivan served as CEO and before that CFO of Blue Cross Blue Shield of Louisiana, which is headquartered in Baton Rouge, an important Whitney market.  Between 2004 and 2008, she served as the CFO of the national Blue Cross Blue Shield Association (which has affiliates in several Whitney markets).  In 2008 she became the CEO of the Central Region of UnitedHealthcare, a large health insurer, with operations in Texas, a major Whitney market.  Her many years’ experience working in the health insurance industry, which, like banking, is highly regulated, has enhanced her capabilities as a Whitney director.  Ms. Sullivan has undergraduate and graduate degrees in accounting and business, respectively, and is a Louisiana certified public accountant.  Ms. Sullivan has been a Whitney director since 2003.  Her experience as an Audit Committee member since 2004 and a Compensation Committee member since 2008 has further exposed her to Whitney’s operations and equipped her to be an effective director.

               Dean E. Taylor has substantial knowledge of several Whitney markets, extensive experience as an executive of a large public company engaged in an industry important to Whitney’s markets, and knowledge of Whitney operations gained as a director and committee member.  Mr. Taylor is the Chairman, CEO and President of Tidewater, Inc., which is the leader of the offshore marine services industry with more than 390 vessels, with a focus on energy exploration, development, production, and construction.  Mr. Taylor maintains offices and spends substantial time in two of our major markets, New Orleans and Houston, and his company has offices in other locations in Whitney markets throughout southern Louisiana.  His company’s supporting role in Gulf Coast energy exploration and production puts it squarely in a major Whitney line of business market.  Mr. Taylor has been a Whitney director since 2002, and has served on Whitney’s Executive Committee since then and on the Compensation Committee since 2003.

John M. Turner, Jr. has substantial knowledge of several major Whitney markets and extensive banking experience, both at Whitney and other large financial institutions.  Mr. Turner, Whitney’s President and a director since 2008 and a senior Whitney officer since 1995, was a long time resident and banker in Whitney’s Mobile, Alabama market prior to moving to New Orleans in 2007.  While in Mobile, he was active in community and civic matters, serving at various times as chairman of such groups as the United Way, the Chamber of Commerce, and the Mobile Area Education Foundation, and as a board member of the Mobile Infirmary Foundation Board and the University of Alabama Board of Visitors.  Since moving to New Orleans, he has been elected to several boards of civic and community groups including Greater New Orleans, Inc. and the Idea Village.  He gained knowledge of Whitney’s Florida markets beginning in 2000 when he assumed responsibility for that region.  Since 2007, all of Whitney’s markets have reported to him, adding to his knowledge of these regions that span the Gulf Coast from Tampa to Houston.  Mr. Turner has 23 years of banking experience, primarily with a lending and business development focus.

Thomas D. Westfeldt has substantial knowledge of and civic involvement in Whitney’s primary market, is actively involved in international trade, and has an excellent understanding of Whitney gained through his service as a director.  Mr. Westfeldt is a life-long New Orleans resident, with extensive ties to this market’s civic, community and business affairs.  His involvement in the community includes currently serving as the Chairman of the Board of Commissioners of the Port of New Orleans Dock Board, and as a director on the boards of the Audubon Institute, Tulane Health Sciences Center, the New Orleans Board of Trade and the Waldo Burton Association.  As president of Westfeldt Brothers, Inc., a green coffee importer headquartered in New Orleans for 150 years, he is actively involved in international trade, an activity that is critically important to Whitney with its focus on serving port cities along the Gulf Coast.  Mr. Westfeldt has been an active director since joining the Whitney Board in 2002, with additional service on Whitney’s Executive Committee since 2002, Audit Committee since 2008 and Nominating Committee since 2005.

Compensation of Directors

For information regarding the compensation of our directors, see “Executive Compensation – Compensation of Directors.”

Board Committees

The Company has established four standing committees: Executive, Audit, Compensation and Human Resources and Nominating and Corporate Governance.  The Board and each committee have the authority to consult with and retain independent legal, financial or other outside advisors, as each deems necessary and appropriate, without seeking approval of management.

The members of the Board and the standing committees on which each currently serves are identified below.

Name	Executive	Audit	Compensation and Human Resources	Nominating and Corporate Governance
A. R. Blossman, Jr.	X
Angus R. Cooper II	X		X*	X
Richard B. Crowell		X*
Hardy B. Fowler	X
Terence E. Hall	X		X	X
William A. Hines	X		X
John C. Hope, III †	X
Alfred S. Lippman	X
Michael L. Lomax		X
R. King Milling	X
Eric J. Nickelsen +	X	X^	X	X
Kathryn M. Sullivan		X	X
Dean E. Taylor	X		X
John M. Turner, Jr.	X
Thomas D. Westfeldt	X	X		X*

            †         Chairman of the Board
            +         Lead Director
            *         Committee Chairman
            ^         Committee Vice Chairman

Executive Committee

In addition to the Board meetings, the directors provide significant corporate governance oversight through the Company’s Executive Committee.  The Executive Committee currently consists of 12 directors and thus comprises over three-quarters of the Board.  During 2009, the Executive Committee met 12 times.  Among its other duties, the Executive Committee regularly reviews recently approved loans and receives quarterly briefings from management on operational, legal, compliance, corporate governance and Community Reinvestment Act matters.

Audit Committee

During 2009, the Audit Committee was comprised of Messrs. Crowell, Lomax, Nickelsen and Westfeldt, and Ms. Sullivan.  The Board has determined that Messrs. Crowell, Lomax, Nickelsen and Westfeldt and Ms. Sullivan meet the additional independence criteria under the rules and regulations of the SEC and the listing qualifications of Nasdaq for service on the Audit Committee.  In addition, the Board has determined that Messrs. Crowell, Nickelsen and Westfeldt and Ms. Sullivan have the attributes of an “Audit Committee financial expert” as defined in applicable SEC regulations and, together with Dr. Lomax, meet the Nasdaq test for financial sophistication.  The Audit Committee held 14 meetings during 2009.

The Audit Committee is governed by a written charter that the Board and Committee approved.  A copy of this charter is available on the Corporate Governance page of the Investor Relations section of our website at www.whitneybank.com.  Information regarding the functions of the Audit Committee is set forth in the “Audit Committee Report,” included on page 39 of this proxy statement.

Compensation and Human Resources Committee

During 2009, the Compensation Committee was comprised of Messrs. Cooper, Hall, Hines, Lomax, Nickelsen and Taylor and Ms. Sullivan, all of whom are independent.  Dr. Lomax served on the Committee until May 2009.   The Committee held six meetings during 2009.

The Compensation Committee is governed by a written charter that the Board and the Committee approved.  A copy of this charter is available on the Corporate Governance page of the Investor Relations section of our website at www.whitneybank.com.  Information regarding the role of the Compensation Committee and its processes and procedures for considering and determining executive compensation is set forth in “Compensation Discussion and Analysis – Role of the Compensation and Human Resources Committee” on page 23 of this proxy statement.

Nominating and Corporate Governance Committee

During 2009, the Nominating Committee was comprised of Messrs. Bullard (until his retirement in May 2009), Cooper, Hall, Nickelsen and Westfeldt, all of whom are independent, as defined for nominating committee members in the Nasdaq listing standards.  The Nominating Committee held five meetings in 2009.  Its functions include:  (i) identifying individuals qualified to become Board members, (ii) recommending individuals to be nominated by the Board for election as directors of the Company, (iii) nominating candidates for election to the Board in the event of a vacancy between shareholder meetings, (iv) advising the Board with respect to committees, (v) overseeing the evaluation of the Board, and (vi) assisting the Board in establishing and maintaining effective corporate governance practices.  A current copy of the Nominating Committee’s charter is available to shareholders on the Corporate Governance page of the Investor Relations section of our website at www.whitneybank.com.

                Shareholder Recommendations of Director Candidates

Eligible shareholders wishing to recommend a candidate for consideration by the Nominating Committee as a director of the Company shall submit in writing a timely notice including the candidate’s name and address, along with adequate information as to the candidate’s qualifications, to the Corporate Secretary at the following address:

Mr. Joseph S. Schwertz, Jr.
Corporate Secretary
Whitney Holding Corporation
228 St. Charles Avenue, Suite 626
New Orleans, LA  70130

To be considered timely for next year’s annual meeting, the shareholder’s notice must be delivered to, or mailed and received at, the above address on or before December 10, 2010.

                Director Qualifications, Qualities and Skills

In addition to meeting eligibility criteria required pursuant to all applicable laws, rules, regulations and listing standards, the Nominating Committee believes all director nominees should meet certain qualifications and possess certain qualities or skills.  The Nominating Committee believes that each director nominee should:

∙	be of the highest character and integrity, with an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

∙	be free of any conflict of interest that would violate any applicable laws or regulations or interfere with the proper performance of the responsibilities of a director;

be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member, as applicable (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to Board and committee

∙	responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines);

∙	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

∙	if also serving on the Board of the Bank, directly own at least $1,000 of Company common stock.

For a detailed description of the qualifications required of candidates for director, as well as any specific qualities or skills the Nominating Committee believes one or more directors should possess, see the Nominating Committee Charter on the Corporate Governance page of the Investor Relations section of our website at www.whitneybank.com.

                 Identification and Evaluation of Directors

The Nominating Committee is charged with identifying individuals who are qualified to become Board members and recommending individuals to be nominated by the Board for election.  The Nominating Committee’s criteria for identifying, reviewing and selecting potential director nominees for election to the Board is set forth in its Charter.  To identify a candidate to fill a vacancy on the Board, the Nominating Committee seeks recommendations from the Company’s directors.  The Board believes that the Company’s directors are in the best position to identify individuals with the necessary qualifications, qualities and skills to serve the Company and its shareholders.  To evaluate a director candidate, whether recommended by the Nominating Committee, a Board member or a shareholder, the Nominating Committee will consider and assess the skills and background of the individual and any other issues and factors that the Nominating Committee deems appropriate, applying the criteria set forth in the Nominating Committee Charter.

Corporate Governance

Diversity Considerations

Since 2006, Whitney’s Corporate Governance Guidelines (the Guidelines) have included diversity as one of a number of factors that the Nominating Committee should consider when evaluating director nominees.  The Guidelines did not specifically define diversity.  In practice, the Nominating Committee has viewed diversity as the collective strength of experiences, skills, talents, perspectives and cultures that each nominee would bring to the Board.  Moreover, the Nominating Committee has focused on whether nominees will reflect the geographic and line of business diversity of the Gulf Coast markets and customers we serve.  Finally, the Nominating Committee’s concept of diversity includes variables such as the candidate’s professional experience, educational and cultural backgrounds.

At its March 2010 meeting, the Board approved amendments to the Company’s Guidelines and the Committee’s Charter to formalize the Company’s diversity policy, as set forth above.  The amended Guidelines and Charter are posted on the Corporate Governance page of the Investor Relations section of our website.  The Nominating Committee intends to implement this policy by adding these diversity related criteria to the materials it reviews when evaluating nominees.  Beginning in 2010, the Nominating Committee will assess the effectiveness of this diversity policy as part of its periodic review of its Charter and the Guidelines.

               Board Leadership Structure and the Board’s Role in Risk Oversight

In 2009, the Board continued its long-standing practice of combining the roles of the Chairman of the Board and the Chief Executive Officer.  In May 2009, the Board amended its Guidelines to create a Lead Director position to be designated by the vote of the independent directors.  The independent directors elected director Eric J. Nickelsen as the Board’s first Lead Director.  The Guidelines specify that the Lead Director shall have the following responsibilities:

•	serve as the Chair of the executive sessions of the independent directors of the Board;

•	act in the role of liaison between the independent directors and the Chief Executive Officer;

•	suggest and discuss with the Chairman of the Board and Chief Executive Officer appropriate agenda items; and

•	chair the meetings of the Board in the absence of the Chairman and Chief Executive Officer.

The Board believes that Whitney’s leadership structure is appropriate and effective for several reasons.  First, our directors have extensive direct contact with Whitney’s Chief Executive Officer, their fellow directors and Whitney’s entire executive management team.  Unlike many companies with boards that meet quarterly, Whitney’s Board meets every month, and with additional meetings during 2009, met a total of 15 times.  All members of our executive team attend the monthly board meetings.  Moreover, 12 of our 15 directors serve on Whitney’s Executive Committee, which meets monthly to review all loan relationships in excess of $5 million and to handle matters not requiring full Board attention.  Second, independent directors lead three key Board functions within Whitney.  Our Audit, Compensation and Nominating Committees are each chaired by, and comprised entirely of, independent directors.  These committees meet frequently, with the Audit Committee meeting 14 times during 2009, the Nominating Committee meeting five times, and the Compensation Committee meeting six times in 2009.  Third, Mr. Nickelsen, our Lead Director, has extensive involvement with all facets of Board governance.  Mr. Nickelsen serves as a member of all three independent committees, as well as the Executive Committee.  Mr. Nickelsen’s close involvement in Whitney’s governance is demonstrated by his attendance at 52 Board and committee meetings in 2009.  Fourth, since 2008, the Board has participated in annual, all day strategic planning programs, which include participation by Whitney’s executive management team.  These programs include management reporting on progress in achieving the goals of the Board-approved strategic plan, as well as presentations by outside experts on economic developments and financial industry benchmarks and best practices.  Finally, as Lead Director, Mr. Nickelsen chairs executive sessions of the independent directors following most Board meetings; during 2009, there were 11 such sessions.

The Board is actively involved in risk oversight of Whitney, including through its committees.  The Board’s Audit Committee, which is chaired by Mr. Crowell and is comprised entirely of independent directors, has the primary responsibility for risk oversight. Both Whitney’s internal auditor, and its manager of Credit Review, are supervised directly by the Audit Committee and provide regular reports to the Audit Committee.  Members of management, including the Chief Financial Officer, Chief Risk Officer, General Counsel, and BSA Officer, all regularly make presentations to the Audit Committee, as do PricewaterhouseCoopers and Whitney’s regulators.  In addition, the Audit Committee has a practice of including executive sessions as part of its meetings several times per year, which facilitates frank discussion among its members outside the presence of management or employees.  The Audit Committee increased the frequency of its meetings in recent years, and in 2009 met 14 times.  The Audit Committee intends to meet monthly during 2010.  In addition to Audit Committee oversight, the Board’s Executive Committee receives written reports each quarter on aspects of our compliance program by Whitney’s Compliance Officer, Bank Secrecy Act/Anti-Money Laundering Officer, Community Reinvestment Act Officer, Technology Officer and General Counsel.  The Board receives regular reports on risk management topics, including extensive monthly reports on our financial performance and risk in the loan portfolio and quarterly reports on capital, liquidity and financial stress testing. Finally, beginning in the second quarter of 2010, the Chief Risk Officer will report to the Board each quarter on Whitney’s enterprise-wide risk management program.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee of the Board of Directors of Whitney Holding Corporation (the Committee) is responsible for overseeing the Company’s executive compensation programs on behalf of the Board.  Additionally, it has responsibility for evaluating the risks posed to the Company by both the senior executive officer (SEO) compensation plans and all other employee compensation plans.  The Committee, after meeting with the Company’s Chief Risk Officer, has taken reasonable efforts to (i) ensure that the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, (ii) limit any unnecessary risks that the employee compensation plans pose to the Company, and (iii) ensure that the employee compensation plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee.

The Committee reviewed and discussed with the Chief Risk Officer the following compensation plans in which SEOs participate:

Executive Compensation Incentive Plan (annual performance-based cash bonus)
Long Term Incentive Plan (stock-based awards)
Executive “Change of Control” Agreement (severance benefits)
Retirement Plan (defined benefit pension plan)
Retirement Restoration Plan (defined benefit pension plan)
Deferred Compensation Plan (defined contribution deferral plan)

In connection with such review, the Committee noted that the Company’s participation in the U.S. Department of Treasury’s Troubled Asset Relief Program (TARP) limits the amount and types of compensation that the Company may pay to or accrue for its SEOs under its SEO compensation plans.  Specifically, TARP restrictions on executive compensation prohibit the payment of performance-based cash bonuses and limit long-term stock-based awards to time-vesting restricted stock awards with a value of not more than thirty-three percent of the SEO’s total compensation.  Although stock-based awards granted to SEOs in 2007 and 2008 (which will vest in 2010 and 2011) do have a performance adjustment component that compares the Company’s actual return on average assets and return on average equity to the performance of a peer bank group, the Committee concluded that such performance goals are unlikely to encourage the SEOs to take any unnecessary risks to potentially increase the number of shares that would vest in future years.  Benefits under the retirement plans are based on the participant’s years of service to the Company and highest earnings during a specified period prior to retirement, and are not affected by Company performance.  Deferrals under the Deferred Compensation Plan are contributed by participants, and the Company makes no contributions to this plan on behalf of SEOs or any other employees.  After reviewing and evaluating the SEO compensation plans in light of the executive compensation limits under TARP, including any features that would encourage behavior focused on short-term results rather than long-term value creation, the Committee determined that such plans are highly unlikely to encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company or to encourage the manipulation of reported earnings to enhance the compensation of any employee.

The Committee also reviewed and discussed with the Chief Risk Officer all other employee compensation plans, which include forty-three separate employee incentive plans.  The Chief Risk Officer made a detailed report to the Committee and responded to specific questions Committee members had regarding these plans.  As part of this review, the employee incentive plans were categorized into the following groupings:

Lending Incentive Compensation Plans

Nonlending Incentive Compensation Plans

Commission-Based Incentive Plans

Credit/Risk Management Incentive Plans

Other Incentive Plans

Each of the employee incentive plans was examined in light of the risks posed to the Company to determine whether proper risk mitigation was present in such plans.

In the case of the lending incentive plans, the Bank has extensive policies and procedures, including loan approval processes and oversight that create an independent monitoring of the lenders.  The Bank also has internal controls that are independent of the lenders that monitor numerous requirements, such as appropriate insurance, collateral documentation, and loan documentation. In addition, the credit quality metrics included in the lending-related compensation plans contemplate the possibility of reducing or eliminating the incentive awards for failure to maintain acceptable levels of credit quality, and timely and accurate identification of appropriate risk rating and accrual status.  These controls promote reasonable risk taking within parameters that the Board of Directors and management can effectively identify and manage.

A detailed review of the non-lending incentive plans indicates that a combination of internal quality controls, segregation of functions and forfeiture provisions sufficiently mitigate the risks associated with these plans.

Commission-based incentive plans include those found in the residential mortgage origination, insurance and brokerage areas of the Company.  In the case of residential mortgage loans originated for resale, segregation of the underwriting function from the originating function provides an effective risk control. Participants in these plans are subject to stringent internal controls and review, as well as audits by third parties involved in underwriting and/or purchasing the products sold by participants.

Credit/risk management incentive plans are found in the Special Credits and Loan Workout Departments of the Company, and in the department responsible for the maintenance and sale of acquired real estate due to repossession/foreclosure activities.  These activities are closely monitored and are subject to multiple layers of management review and approval which serve to mitigate risk.

The other incentive plan category primarily involves plans that base rewards on operational efficiency achievements and/or one-on-one training of new employees. These activities contain quality measurement controls and pose little to no risk for the Company.

After reviewing and evaluating the employee compensation plans in light of the risks posed to the Company, including any features that would encourage behavior focused on short-term results rather than long-term value creation, the Committee determined that any unnecessary risks to the Company posed by such plans have been sufficiently limited and such plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee.

Based on the review and discussions described above, the Committee certifies that:

(1)   It has reviewed with the Company’s Senior Risk Officer the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage
       SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2) It has reviewed with the Company’s Senior Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and
(3)   It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

In addition, members of the Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis set forth in this proxy statement.

Based on its review and these discussions, the Committee recommended to the Board that the Compensation and Discussion Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s proxy statement in connection with the Company’s 2010 Annual Meeting of Shareholders of common stock, each of which has been or will be filed with the Securities and Exchange Commission.

                                                             Compensation and Human Resources Committee
of the Board of Directors

Angus R. Cooper II, Chairman
Terence E. Hall
William A. Hines
Eric J. Nickelsen
Kathryn M. Sullivan
Dean E. Taylor

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we will provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading, “Executive Compensation,” is a series of tables containing specific information about the compensation earned by or paid in 2009 to the following individuals, whom we refer to as our named executive officers:

∙	John C. Hope, III, Chairman of the Board and Chief Executive Officer of the Company and the Bank;
∙	Thomas L. Callicutt, Jr., Senior Executive Vice President and Chief Financial Officer of the Company and the Bank and Treasurer of the Company;
∙	John M. Turner, Jr., President of the Company and the Bank;
∙	Robert C. Baird, Jr., Senior Executive Vice President of the Company and the Bank;
∙	Joseph S. Exnicios, Senior Executive Vice President and Chief Risk Officer of the Company and the Bank.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Overview

Like many companies, especially in the financial services sector, the economic downturn caused the Company’s stock price to decline significantly and negatively impacted 2009 operating results.  These factors are reflected in the compensation of our named executive officers for 2009 because our compensation program is designed to align a significant portion of compensation with the performance of the Company and the interests of our shareholders.  Key actions taken in 2009 relating to named executive officer compensation include the following:

∙
Base salary increases were approved by the Compensation Committee for three named executive officers based on a review of salary survey data developed by the Committee’s external compensation consultant and a review of each named executive officer’s responsibilities, their individual performance and value to the company.

∙
No bonuses were paid to any named executive officers due to executive compensation limits applicable to the Company as a result of its participation in the Treasury’s Troubled Assets Relief Program (TARP), which specify that a bonus can not be accrued or paid to senior executive officers.  Irrespective of this prohibition, no bonuses would have been earned based on actual performance under the Company’s annual incentive plan.

∙
Long-term equity incentive awards granted to named executive officers consisted solely of time-vesting restricted stock units, not subject to performance adjustment.  These awards were subject to three year cliff vesting and delivery of the underlying shares will be delayed pending the Company’s repayment of TARP indebtedness during the period the Company remains a TARP recipient.

∙	The Company adopted stock ownership guidelines for senior executive officers.
∙
The Committee met with the Company’s Chief Risk Officer to develop an enhanced understanding of the potential risks posed by the compensation policies and practices for its executive officers and all other employees at the Company/Bank. The Committee concluded that such risks are not reasonably likely to have a material adverse effect on the Company.

Participation in Treasury’s Capital Purchase Program

On December 19, 2008, the Company sold 300,000 shares of the Company’s preferred stock and common stock purchase warrants to the U.S. Department of Treasury for a total purchase price of $300 million through participation in Treasury’s Capital Purchase Program (CPP) under TARP.  As a result, the Company became subject to certain executive compensation requirements under the Emergency Economic Stability Act of 2008 (EESA).  On February 17, 2009, the American Recovery and Reinvestment Act of 2009

(ARRA) was signed into law, which expanded the executive compensation requirements previously imposed on the Company under EESA. On June 10, 2009, the Treasury issued interim final regulations under EESA (the TARP Regulations), which set forth the following standards and requirements applicable to all TARP recipients:

∙
prohibition on compensation plans that encourage senior executive officers (SEOs) to take unnecessary and excessive risks that could threaten the value of the TARP recipient or encourage manipulation of earnings reported by the TARP recipient to enhance an employee’s compensation;

∙
provision for the recovery of any bonus, retention award, or incentive compensation paid to a SEO or the next twenty most highly compensated employees based on materially inaccurate statements of earnings, revenues, gains or other criteria;

∙
prohibition on making any golden parachute payment (defined as any payment for departure from a company for any reason except for payment for services performed or benefits accrued) to a SEO or any of the next five most highly compensated employees;

∙
prohibition on the payment or accrual of bonus, retention award or incentive compensation to SEOs and certain highly compensated employees, subject to certain exceptions for payments made in the form of restricted stock;

∙	requirement to establish a compensation committee of independent directors that must meet semi-annually to review employee compensation plans and the risks posed by these plans to the TARP recipient;
∙	requirement to adopt a policy regarding excessive or luxury expenditures;
∙	prohibition on tax gross up to SEOs and certain highly compensated employees;
∙	requirement that TARP recipients conduct an annual, nonbinding shareholder vote on the Company’s executive compensation program.

The Company has taken steps to fully comply with the requirements of EESA and the TARP Regulations.

In 2009, the Company’s Chief Risk Officer met with the Compensation Committee three times to review and discuss whether the Company’s SEO and employee compensation arrangements could create incentives for SEOs to act in a manner that could materially increase the types of risks identified by the Chief Risk Officer that could potentially threaten the value of the Company.  Following a discussion regarding various practices that could induce excessive risk taking, including, but not limited to, highly leveraged compensation arrangements and incentive arrangements rewarding short-term rather than long-term gain, the Compensation Committee determined that the Company’s SEO compensation plans and programs do not encourage SEOs to take unnecessary and excessive risks and the Company’s employee compensation plans and programs do not pose unnecessary risks to the Company.  The Compensation Committee believes the compensation plans and programs appropriately provide for a balance between current performance and the creation of value for the shareholders over the long-term.  In addition, the Compensation Committee determined that employee compensation plans do not contain features that would encourage the manipulation of reported earnings.  The required certification by the Compensation Committee pertaining to this conclusion by the Committee is provided in the Compensation and Human Resources Committee Report preceding this Compensation Discussion and Analysis.

As required by EESA, the Board of Directors has authorized a nonbinding advisory shareholder vote on the Company’s executive compensation plans, programs and arrangements as described in this proxy statement.  See “Proposal 2: Advisory (Nonbinding) Vote on Executive Compensation.”

Objective of the Company’s Compensation Program

The objectives of our compensation program are to attract, retain, motivate and reward executives who contribute to our financial and operational success, which ultimately builds shareholder value.  Although the TARP limitations on executive compensation described above significantly restrict the ways in which we can compensate our executives, we believe that in a non-TARP environment, our compensation program should:

∙	provide our executives with competitive total compensation opportunities relative to comparable positions at companies and banks with whom we compete for talent;
∙	directly link a significant portion of total compensation to the achievement of specific performance goals in a manner that proportionally rewards higher performance levels;
∙	provide increased compensation opportunities for exceptional individual performance, which can result in differentiated compensation among executives based on individual performance; and
∙	closely and directly align executives’ interests with those of our shareholders by making stock-based incentives a significant core element of our executives’ compensation.

Role of the Compensation and Human Resources Committee

The Compensation Committee assists our Board in discharging its responsibilities relating to the compensation of our executive officers.  The Compensation Committee is responsible for annually assessing the performance of our named executive officers and for determining both their annual salary and incentive compensation opportunities.  Each of the six members of our Compensation Committee is independent as that term is defined under Nasdaq listing standards and the director independence standards adopted by our Board.  We believe that their independence from management allows committee members to provide objective consideration of various compensation elements that could be included in an executive compensation program.  It also allows the Compensation Committee to apply independent judgment as to which compensation elements and designs will best achieve our compensation objectives.  The Compensation Committee has and may exercise the authority of the Board as specified by the Board and to the extent permitted under the Louisiana Business Corporation Law, and has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.

The Compensation Committee from time to time retains independent executive compensation consultants to assist in evaluating the compensation practices at the Company and to provide advice and ongoing recommendations regarding executive compensation that are consistent with our business goals and pay philosophy.  Mercer (US) Inc. was retained directly by the Compensation Committee in 2009 to provide executive compensation consulting services.  The scope of the executive compensation consulting assignment included a comparison of Whitney’s current levels of base salary, annual cash incentive opportunity and equity-based compensation to that paid by the banks in Whitney’s Peer Bank Group (listed below), as well as to a larger universe of similarly sized financial institutions using Mercer’s proprietary survey data.  The Compensation Committee utilized data developed by Mercer in its determination of whether each element of the executive’s compensation package was competitive with the market and to determine whether any adjustments were appropriate.  This information was also used to establish the value of long-term incentives granted to the named executive officers.

In addition to providing executive compensation consulting services directly to the Compensation Committee, the Company/Bank also utilizes other services provided by Mercer.  These services include actuarial consulting and benefit consulting on both qualified and nonqualified plans sponsored by the Company/Bank.  Additionally, the Bank participates in and purchases from Mercer salary survey data on a wide array of positions found in the banking industry.  The Compensation Committee is aware of management’s long-term engagement of Mercer to provide these services, but does not formally approve it on a recurring basis.  The following table will provide details on the payments to Mercer related to the various services provided:

Service Description	Payment Amount
Executive Compensation Consulting	$ 80,159
Actuarial & Benefit Consulting to Bank	$235,046
Payment by Qualified Retirement Plan Trust for eligible expenses	$271,088

Market Data

The Compensation Committee reviews and analyzes market data prepared internally by the Bank’s Human Resources Department and by Mercer to ensure that our executive officer compensation is competitive with the marketplace.  We compare compensation paid to our executive officers with compensation paid to executive officers in similar positions at other regional banks of comparable size (the Peer Bank Group), and we use the market information to test the reasonableness of the compensation decisions we make.  For 2009, Whitney’s Peer Bank Group consisted of the following twenty-three banks:

BANK NAME	TICKER
Associated Banc-Corp	ASBC
BancorpSouth, Inc.	BXS
BOK Financial Corporation	BOKF
Citizens Republic Bancorp, Inc.	CRBC
City National Corporation	CYN
Commerce Bancshares, Inc.	CBSH
Cullen/Frost Bankers, Inc.	CFR
First Citizens BancShares, Inc.	FCNCA
First Merit Corporation	FMER
First Midwest Bancorp, Inc.	FMBI
Fulton Financial Corporation	FULT
Hancock Holding Company	HBHC
Susquehanna Bancshares, Inc.	SUSQ
Synovus Financial Corp	SNV
TCF Financial Corporation	TCB
The South Financial Group Inc.	TSFG
Trustmark Corporation	TRMK
UMB Financial Corp	UMBF
United Community Banks Inc	UCBI
Valley National Bancorp	VLY
Webster Financial Corp.	WBS
Wilmington Trust Corp	WL
Wintrust Financial Corp	WTFC

How We Determine and Assess Executive Compensation

We believe that the total compensation package available to our executives should be fair, balanced and competitive; it should provide enhanced levels of financial reward based on achieving higher levels of performance; and it should be designed to recognize and reward both short and long-term performance.  After careful consideration and analysis of market survey data provided by our executive compensation consultant and by our internal Human Resources Department, we set our executive officer compensation at levels competitive within the banking industry.  While the Compensation Committee considers many factors in setting executive compensation, it is generally the Compensation Committee’s intent to have base salaries and incentive opportunities for our executives at or slightly above the market median.

As noted above, as a TARP recipient in 2009, the Company was subject to executive compensation restrictions under the TARP Regulations, including a prohibition on bonuses, incentive compensation and retention awards, subject to certain limited exceptions.  As more fully described below, the only form of long-term incentive awards granted to the named executive officers in 2009 was restricted stock units subject to three-year cliff vesting and limited in value to one-third of the executive’s annual compensation.

Elements of Our Compensation Program

In 2009, our executive officer compensation program consisted of the following elements:  base salary, annual cash bonus incentives, long-term incentives, retirement benefits, change of control protection and other benefits, including perquisites.

                Base Salary

We provide base salaries to our executive officers as compensation for performing their day-to-day responsibilities.  Base salaries are set based on a variety of factors, including competitive pay levels within our industry and the Peer Bank Group, internal pay alignment and equity, and an overall assessment of

Company and individual performance.  We generally target the median, or slightly above the median, of base salaries for similar positions paid by companies in our Peer Bank Group and within our industry as a whole when setting base salaries of the executive officers.  We rely heavily upon the salary survey data produced by Mercer to determine if the base salaries of our executives are competitive in the marketplace and also look at the actual performance of each executive to determine if base salary increases are warranted.  The Compensation Committee may, in its discretion, set an executive salary above the market median when specific circumstances otherwise justify a base salary adjustment to a higher level.

In 2009, the Compensation Committee approved base salary increases for three of the named executive officers.  These salaries were set by the Compensation Committee based on salary survey information contained in Mercer’s executive compensation review, which looked at the salary levels of comparable positions in the Peer Bank Group, as well as other banks in Mercer’s survey database of similar asset size organizations.  John M. Turner, Jr., President, was granted effective April 1, 2009 a base salary increase of $85,000.  Effective July 1, 2009, Thomas L. Callicutt, Jr., Senior Executive Vice President and Chief Financial Officer was granted a base salary increase of $7,500 and Joseph S. Exnicios, Senior Executive Vice President and Chief Risk Officer was granted a base salary increase of $22,000.  The other named executive officers were not awarded base salary increases by the Compensation Committee in 2009 as the Mercer Survey Data indicated their current salaries were at or above the median salary for comparable positions.  Base salaries for the named executive officers, as of December 31, 2009, were as follows:  Mr. Hope, $750,000; Mr. Turner $480,000; Mr. Callicutt $347,500; Mr. Baird $375,500 and Mr. Exnicios $325,000.

Annual Incentives

Due to the executive compensation restrictions under EESA and the TARP Regulations, the Company was prohibited from awarding any performance based incentive opportunities to the named executive officers in 2009.

                Long-Term Incentives

We believe annual equity-based awards are an effective form of compensation because they provide incentives for strong performance leading to enhanced shareholder value.  Historically, our executive officers have received equity awards in the form of Performance-Based Restricted Stock Units (PBRSUs).  However, due to the executive compensation restrictions under EESA and the TARP Regulations, the Company was prohibited from granting PBRSUs to executive officers in 2009.  As permitted under EESA and the TARP Regulations, the Company made grants of time-vesting restricted stock units (TRSUs) to each of the named executive officers in 2009.  As required under EESA and the TARP Regulations, the value of the TRSUs was limited to not more than one-third of their total compensation for the year, and the TRSUs convert to shares of common stock in 25% increments, pro rata with the Company’s repayment of its TARP obligations.  We believe the TRSUs encourage executive retention because they cliff vest after a period of three years of continuous service, and reward corporate performance because their value is tied to the value of our common stock.  We believe the 2009 grants of TRSUs to the named executive officers place a significant portion of the executive officers’ total annual compensation in alignment with the long-term interests of our shareholders.

In 2009, the Compensation Committee granted 30,000 TRSUs to Mr. Hope; 17,500 TRSUs to Mr. Turner; 10,000 TRSUs to Mr. Baird; 12,500 TRSUs to Mr. Callicutt and 12,500 TRSUs to Mr. Exnicios.  The Compensation Committee took into consideration each employee’s position, base salary and performance when making its subjective assessment of the appropriate number of TRSUs to grant.

The Compensation Committee set the target value of the equity awards granted as a percentage of each executive’s base salary.  We believe this approach provides us greater control and consistency relative to the value of equity awards we grant each year.  The number of awards granted to each executive officer other than the Chairman of the Board and Chief Executive Officer is approved by the Compensation Committee based on recommendations made by our Chairman of the Board and Chief Executive Officer.  These decisions are based on a variety of factors, including short- and long-term company performance, the officer’s level of responsibility, an assessment of individual performance and competitive market data.

The Compensation Committee has a consistent practice for 10 years of granting equity awards to our executive officers and other employees at its regularly scheduled meeting in June of each year.  We do not coordinate the timing of grants with the release of material information.

Retirement Benefits

Retirement benefits also play an important role within our overall executive compensation strategy because they provide financial security at retirement, which encourages executives to remain in the service of the Company over the long term.  We believe that our retirement program, including the benefits that can be earned based on service, is comparable to those offered by the companies in our Peer Bank Group.  It continues to be an essential component in ensuring that our executive compensation program remains competitive.

We maintain the Whitney National Bank Retirement Plan (the Retirement Plan), a tax-qualified, defined benefit plan in which a substantial number of our employees, including the named executive officers, are eligible to participate.  Effective as of December 31, 2008, the Retirement Plan was amended to limit future participation to employees who, as of December 31, 2008, were vested in plan benefits (minimum of five years credited service) and whose age and years of service equaled 50 points.  Each of the named executive officers continues to accrue additional service and benefits under the Retirement Plan.

In addition, we maintain the following nonqualified retirement and deferred compensation plans that are available to our named executive officers:

∙	Whitney Holding Corporation Retirement Restoration Plan
∙	Whitney Holding Corporation Deferred Compensation Plan

Each of the above retirement plans is described in more detail beginning on page 32 of this proxy statement.

                Other Benefits and Perquisites

We provide our executive officers with universal term life insurance and long-term disability insurance coverage that provide tax-free benefits.  In addition, our named executive officers receive various perquisites, such as club memberships, home security services, limited personal financial planning services, free parking, and spousal travel to company-related events and, in the case of Messrs. Hope and Turner, a monthly auto allowance.  We believe the perquisites provided to our named executive officers are reasonable in light of industry practices and perquisites available to executive officers of the companies in our Peer Bank Group.  We review the perquisites provided to our executive officers on a periodic basis to ensure that we are providing benefits that align with our overall compensation goal of providing competitive compensation to our executive officers.  The value of all perquisites provided to the named executive officers is included as taxable income on the employees’ annual W-2 form, as required by statute.  The Company does not provide any tax gross-ups on these benefits.

                Change in Control Agreements

The Company has entered into change in control agreements (which we refer to as Executive Agreements) with certain executive officers, including the named executive officers.  In the event that a qualifying termination occurs within one year prior to or within three years following a change in control of the Company, the executive is entitled to receive a severance benefit equal to 300% of the average compensation, excluding stock-based compensation, paid to the executive during the highest three of the five calendar years immediately preceding the calendar year in which a change in control occurs.

This level of severance was set by the Compensation Committee after looking at practices within the Peer Bank Group and the financial services industry as a whole.  The Executive Agreements also provide for immediate vesting and lapse of any restrictions on outstanding equity awards, continued coverage under our group health and life plans for a period of three years and payment of a lump sum equal to the accruals that would have been made under our retirement plans for the lesser of three years or the number of years remaining until the executive reaches normal retirement age.  The Company will pay or reimburse the executive for any “golden parachute” excise tax payable with respect to such payments.

EESA and the TARP Regulations prohibit a TARP recipient from making a “golden parachute payment” (defined as any payment for departure from a company for any reason, including in connection with a change in control) to a senior (named) executive officer and the next five most highly compensated employees during the TARP period.  Based on this prohibition, no payments can be made to the named executive officers under the Executive Agreements during the TARP period.

Tax and Accounting Considerations

Code Section 162(m).

It is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.  Prior to the amendments enacted by EESA, Section 162(m) of the Internal Revenue Code placed a limit of $1 million on the amount of compensation that we could deduct in any year with respect to any one of our named executive officers.  This limitation did not apply to compensation meeting the requirements under Section 162(m) for “qualifying performance-based” compensation. Section 302(a) of EESA amends Section 162(m) to add Section 162(m)(5), which reduces the tax deduction for executive remuneration from $1 million to $500,000 for CPP participants and eliminates the exception for qualified performance-based compensation.  In connection with our participation in the CPP, we agreed not to take a federal income tax deduction for annual compensation paid to any SEO in excess of $500,000.  This limit will continue to apply for so long as Treasury holds any debt or equity position in the Company.  As a result, we are likely to be denied a deduction for a significant portion of the compensation we pay to our named executive officers in 2009 and in any future year until Treasury no longer retains a position in the Company.  The reduced annual deduction limit also applies under EESA and the TARP Regulations.

Stock Ownership Guidelines

In August 2009, the Company adopted stock ownership guidelines for the named executive officers and other executive officers.  All executive level employees of Whitney and the Bank must own shares of Company common stock based on a multiple of the executive’s base salary, as set forth below.  Executives have five years from the later of their hire date or the effective date (August 26, 2009) to satisfy the stock ownership guideline.  Shares owned shall be valued at $25.19 (average share closing price during the period January 1, 2005 through August 4, 2009), unless further adjusted by the Board in determining the number of shares that must be owned to satisfy the stock ownership guideline.  Only shares owned outright by the executive shall be considered in determining shares owned to satisfy the requirement.  Shares owned through the 401(k) plan and unvested restricted stock awards are excluded.

Chief Executive Officer	5 times base salary
President	3 times base salary
Senior Executive Vice President	2 times base salary
Executive Vice President	1 times base salary

Risk Assessment of Compensation Policies and Practices

In connection with the Compensation Committee’s evaluation and review of the Company’s policies and practices of compensating its employees, including executives and nonexecutive employees, as such policies and practices relate to risk management practices and risk-taking, the Committee has determined that its compensation plans and practices are not likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compen-sation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compen- sation (5)	Total
John C. Hope, III Chairman of the Board & Chief Executive Officer of the Company and the Bank	2009 2008 2007	$750,000 698,000 467,500	$ 264,000 750,800 1,434,975	$ - 138,800 174,900	$ - - 377,506	$309,341 392,776 222,293	$51,269 104,413 366,153	$1,374,610 2,084,789 3,043,327
Thomas L. Callicutt, Jr. Sr. Executive Vice President & Chief Financial Officer of the Company and the Bank and Treasurer of the Company	2009 2008 2007	343,750 340,000 332,500	110,000 206,470 478,325	- 38,170 58,300	- - 236,075	132,810 179,916 139,315	14,920 17,651 13,923	601,480 782,207 1,258,438
John M. Turner, Jr. President of the Company and the Bank	2009 2008	458,750 382,225	154,000 281,550	- 52,050	- -	95,323 108,039	48,805 110,370	756,878 934,234
Robert C. Baird, Jr. Sr. Executive Vice President of the Company and the Bank	2009 2008 2007	375,550 375,550 372,500	88,000 206,470 573,990	- 38,170 69,960	- - 224,804	141,908 173,746 141,063	14,211 29,289 22,851	619,669 823,225 1,405,168
Joseph S. Exnicios Sr. Executive Vice President of the Company and the Bank	2009	313,775	110,000	-	-	94,171	12,710	530,656

(1)
The Stock Awards column shows the aggregate grant date fair value of Restricted Stock Units (RSUs) for 2009 and PBRSUs for 2008 and 2007 computed in accordance with FASB ASC Topic 718. Amounts for 2008 and 2007 have been restated to comply with SEC requirements.

The grant date fair value of RSUs granted in 2009 is based on the number of units awarded and the stock price of the underlying shares as of the grant date.  The RSUs are subject only to time-vesting.

The grant date fair value of PBRSUs granted in 2008 and 2007 are based on the target awards adjusted to reflect the performance factor expected at the grant date.  The values of the PBRSUs granted to the NEOs in 2008 assuming achievement of the highest performance factor are as follows:  Hope, $1,501,600; Callicutt, $412,940; Turner, $563,100; and Baird, $412,940. The values of the PBRSUs granted to the NEOs in 2007 assuming achievement of the highest performance factor are as follows:  Hope, $1,725,600; Callicutt, $575,200, and Baird, $690,240.

Refer to Note 16 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2009 for additional information on these awards during the year.

(2)
The Option Awards column shows the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for options granted in 2007 and 2008.  The fair value of the stock options was estimated as of the grant dates using the Black-Sholes option-pricing model.  Refer to Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for additional information on these options, including the assumptions used in determining their fair value.  No options were granted to the NEOs in 2009.

(3)	Under EESA and TARP regulations, the Company was prohibited from awarding any performance-based incentive opportunities to the NEOs in 2009.

(4)
The Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflects the aggregate of the increase in actuarial present values of each of the NEO’s accumulated benefits under our qualified Retirement Plan and our nonqualified Retirement Restoration Plan.

(5)
Amounts for 2009 in the All Other Compensation column include premiums for group life and long-term disability insurance and matching contributions to the 401(k) plan for all NEOs.  The amounts also reflect the value of certain perquisites and other personal benefits the Company makes available to its executive officers, including club memberships, home security services, personal financial planning services, executive wellness checkups and parking allowances.  In 2009 the Company provided Messrs. Hope and Turner with an automobile allowance of $30,000 each.  No other individual perquisites exceeded $25,000.

2009 GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Stock Awards: Number of Units(1)	Grant Date Fair Value of Stock Awards (2)

John C. Hope, III	6/23/09	30,000	$264,000

Thomas L. Callicutt, Jr.	6/23/09	12,500	110,000

John M. Turner, Jr.	6/23/09	17,500	154,000

Robert C. Baird, Jr.	6/23/09	10,000	88,000

Joseph S. Exnicios	6/23/09	12,500	110,000

(1)
The All Other Stock Awards column shows the number of RSUs granted in 2009 under the Company’s Long-Term Compensation Plan.  The RSUs will vest on the third anniversary of the grant date.  The conversion to common shares, however, will be governed by the terms of TARP.  In accordance with TARP requirements, 25% of the RSUs will convert to common shares when the Company has repaid 25% of the aggregate financial assistance received from the Treasury.  Additional increments of 25% of the RSUs will convert to common shares upon the repayment of each additional 25% of the remainder due the Treasury.

(2)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expira-tion Date	Number of Units That Have Not Vested	Market Value of Units That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested (5)
John C. Hope, III	16,873		$16.53	6/13/10	19,800 (3)	$180,378	25,600	$233,216
	16,875		18.58	6/12/11	30,000 (4)	273,300
	21,000		22.58	6/11/12
	21,000		22.44	6/10/13
	21,000		28.86	6/15/14
	10,000		31.59	6/14/15
	12,000		35.41	6/28/16
		30,000 (1)	28.76	7/10/17
		40,000 (2)	18.77	6/24/18
Thomas L. Callicutt, Jr.	13,498		$16.53	6/13/10	6,600 (3)	$ 60,126	7,040	$ 64,134
	13,500		18.58	6/12/11	12,500 (4)	113,875
	16,875		22.58	6/11/12
	16,875		22.44	6/10/13
	16,875		28.86	6/15/14
	10,000		31.59	6/14/15
	10,000		35.41	6/28/16
		10,000 (1)	28.76	7/10/17
		11,000 (2)	18.77	6/24/18
John M. Turner, Jr.	3,375		$16.53	6/13/10	9,900 (3)	$ 90,189	9,600	$ 87,456
	3,375		18.58	6/12/11	17,500 (4)	159,425
	7,500		22.58	6/11/12
	7,500		22.44	6/10/13
	7,500		28.86	6/15/14
	10,000		31.59	6/14/15
	10,000		35.41	6/28/16
		15,000 (1)	28.76	7/10/17
		15,000 (2)	18.77	6/24/18
Robert C. Baird, Jr.	16,873		$16.53	6/13/10	7,920 (3)	$ 72,151	7,040	$ 64,134
	16,875		18.58	6/12/11	10,000 (4)	91,100
	21,000		22.58	6/11/12
	21,000		22.44	6/10/13
	21,000		28.86	6/15/14
	10,000		31.59	6/14/15
	12,000		35.41	6/28/16
		12,000 (1)	28.76	7/10/17
		11,000 (2)	18.77	6/24/18
Joseph S. Exnicios	3,375		$18.58	6/12/11	4,950 (3)	$45,095	5,760	$ 52,474
	16,875		22.58	6/11/12	12,500 (4)	113,875
	16,875		22.44	6/10/13
	16,875		28.86	6/15/14
	10,000		31.59	6/14/15
	10,000		35.41	6/28/16
		7,500 (1)	28.76	7/10/17
		9,000 (2)	18.77	6/24/18

(1)
Options were awarded on July 10, 2007 and become exercisable on July 10, 2010 (or earlier upon a change in control of the Company) provided the executive officer is still employed. A prorated number of options can vest and become immediately exercisable upon a NEO’s retirement, death or disability within the three-year period before vesting.

(2)
Options were awarded on June 24, 2008 and become exercisable on June 24, 2011 (or earlier upon a change in control of the Company) provided the executive officer is still employed.  During the three-year period before vesting, a prorated number of options can vest and become immediately exercisable upon a NEO’s retirement, death or disability.

(3)	PBRSUs will vest and convert to shares on July 10, 2010.

(4)	Reflects awards of time-vesting RSUs granted to the NEOs on June 23, 2009. Refer to Note 1 to the 2009 Grants of Plan-Based Awards on page 29 of this proxy statement for additional information.

(5)	Market value is calculated based on the closing price of our common stock on December 31, 2009 of $9.11.

(6)
Reflects awards of PBRSUs that are earned based on the Company’s achievement of Total Shareholder Return and Return on Equity relative to our Peer Bank Group over a three-year performance period ending on December 31, 2010 and that vest on June 24, 2011.  The table reflects the number of PBRSUs that the NEOs would have earned based on the Company’s actual performance levels for 2008 and 2009.

2009 OPTION EXERCISES AND STOCK VESTED
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
John C. Hope, III	-	-	26,000	$244,400
Thomas L. Callicutt, Jr.	-	-	9,750	91,650
John M. Turner, Jr.	-	-	9,750	91,650
Robert C. Baird, Jr.	-	-	26,000	244,400
Joseph S. Exnicios	-	-	9,750	91,650

(1)	Reflects the fair market value of the underlying shares as of the vesting date.

PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During 2009
John C. Hope, III	Retirement Plan	15	$ 496,209	-
	Retirement Restoration Plan	15	1,230,626	-
Thomas L. Callicutt, Jr.	Retirement Plan	11	416,291	-
	Retirement Restoration Plan	11	536,098	-
John M. Turner, Jr.	Retirement Plan	15	232,853	-
	Retirement Restoration Plan	15	254,933	-
Robert C. Baird, Jr.	Retirement Plan	14	435,217	-
	Retirement Restoration Plan	14	739,627	-
Joseph S. Exnicios	Retirement Plan	32	580,227	-
	Retirement Restoration Plan	32	544,661	-

The Bank’s Retirement Plan is a tax-qualified, funded, noncontributory defined benefit pension plan.  Pension benefits accrue through the employee’s career and are based upon the employee’s years of service and the employee’s earnings during the highest five-year consecutive period during the 10 years preceding retirement.  The plan formula also contains a partial offset for social security income attributable to earnings at the Bank.  Earnings include both salary and cash incentives earned under the Executive Compensation Incentive Plan.  Under Internal Revenue Service (IRS) regulations, the maximum amount of earnings that could be considered in 2009 was $245,000 and remains unchanged for 2010.

Benefits under the Bank’s Retirement Plan at normal retirement age (65) are based on the following formula: the number of years of service (up to a maximum of 35) multiplied by 1.83% of final average earnings, reduced by 1.60% of the primary social security benefit.  The number of years of credited service represents actual years of service.  Early retirement benefits, which are subject to an actuarial reduction of 5% per year for each year before age 65, are available to employees at age 55 who have at least 10 years of credited service.  Messrs. Hope, Callicutt and Baird are currently eligible for early retirement. Benefits are payable in the form of an annuity and are paid from a trust fund funded solely by Bank contributions.  The present value of the accumulated benefit is calculated assuming a straight life annuity option.

The maximum annual benefit that the Retirement Plan can pay under IRS guidelines is $195,000 for 2009 and remains unchanged for 2010.

The Bank also sponsors an unfunded nonqualified Retirement Restoration Plan that provides a supplemental pension benefit out of general assets substantially equal to the difference between the amount that would have been paid under the qualified Retirement Plan, in the absence of statutory provisions limiting the amount of annual earnings that can be considered when computing benefits, and the amount that can be paid annually to a retiree.

In the table above, the present value of the accrued benefit with respect to each NEO under both the Retirement Plan and the Retirement Restoration Plan is based on assumptions described in Footnote 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

2009 NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in 2009	Registrant Contributions in 2009	Aggregate Earnings in 2009	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2009
John C. Hope, III Deferred Compensation Plan	-	-	$117,707	-	$520,555
Thomas L. Callicutt, Jr. Deferred Compensation Plan	-	-	18,306	-	65,727
John M. Turner, Jr. Deferred Compensation Plan	-	-	27,315	-	115,459
Robert C. Baird, Jr. Deferred Compensation Plan	-	-	-	-	-
Joseph S. Exnicios Deferred Compensation Plan	-	-	-	-	-

The Company’s Deferred Compensation Plan is a nonqualified deferred compensation plan pursuant to which the NEOs may elect to defer up to 25% of their base salary and 100% of their annual incentive bonus.  Deferred amounts are credited with investment gains or losses based on the rate of return of available mutual funds selected by the executive that the executive may change at any time. The Company does not make contributions to participant accounts under the Deferred Compensation Plan. Distributions are payable in the form of a lump sum or in installments over a five- or ten-year period beginning on the date selected in advance by the participant.

Potential Payments Upon Termination Or Change In Control

As noted in the Compensation Discussion and Analysis section of this proxy statement, we have entered into Executive Agreements with all executive officers, including our NEOs.  These agreements provide for payments to each NEO in the event of his qualifying termination if it occurs within one year before or three years after a change in control of the Company.  However, as a participant in the CPP, the Company is prohibited from making any “golden parachute payments” to our NEOs upon their termination of employment.  Because of these restrictions, no amounts would have been payable to the NEOs in the event that a triggering event had occurred on December 31, 2009.

Compensation of Directors

Cash Compensation.  All Company directors are also directors of the Bank.  During 2009, the Bank paid its nonemployee directors annual retainer fees of $18,000 plus $1,500 for each Board meeting attended and $1,250 for each committee meeting attended with a maximum of two paid committee meetings per day.  The Bank paid additional annual retainers to committee chairmen as follows:   Lead Director, $20,000, Audit Committee, $10,000, Compensation Committee, $7,500 and Nominating Committee, $2,500.  The Company does not pay nonemployee directors additional fees for attendance at meetings of the Company’s Board and committees that meet on the same days as their Bank counterparts.  Mr. Cooper, who lives in Point Clear, Alabama, serves as the Board’s representative on an advisory board in Mobile.  Mr. Nickelsen, who lives in Pensacola, Florida, serves as the Board’s representative on an advisory board in Pensacola.  Their participation permits them to give guidance to, and assess the performance of, Whitney’s regional management in those markets.  They receive per diem compensation and, in Florida, an annual retainer for this participation, which vary depending on the market, but which are less than the per diem and annual retainer amounts they receive for attending the Company’s Board and committee meetings.  In 2009, Messrs. Cooper and Nickelsen received aggregate amounts of $1,000 and $4,000, respectively, for their service on advisory boards, which amounts are included in the “Fees Earned or Paid in Cash” column in the 2009 Director Compensation table below.

Equity and Deferred Compensation.  Pursuant to the terms of the Company’s 2001 Directors’ Compensation Plan as amended in July 2008 (the Directors’ Compensation Plan), each nonemployee director will receive annually an award of our common stock based on a value of $30,000.  The number of actual shares issued is based on the closing price of our common stock on the date of the award.  Directors may elect to defer all or part of their annual stock awards, retainer and fees.  Directors can allocate deferred amounts among an equity fund, S&P 500 Index Fund, a fixed income fund, a money market fund and credits representing shares of the Company’s common stock.  Earnings and losses based on the performance of the selected investments are credited daily to each director’s account.  Plan benefits are distributed as designated by each director, which is usually after the director is no longer on the Board.  Benefits are equal to the amount credited to a director’s account at the time of distribution.  Amounts credited to the Company’s common stock fund are distributed in shares of common stock.

2009 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
A. R. Blossman, Jr.	$56,500	$30,008	$ 86,508
Joel B. Bullard, Jr.(3)	24,791	0	24,791
Angus R. Cooper II	78,000	30,008	108,008
Richard B. Crowell	76,750	30,008	106,758
Terence E. Hall	67,750	30,008	97,758
William A. Hines	63,000	30,008	93,008
Alfred S. Lippman	56,500	30,008	86,508
Michael L. Lomax	49,750	30,008	79,758
R. King Milling	56,500	30,008	86,508
Eric J. Nickelsen	97,167	30,008	127,175
Kathryn M. Sullivan	60,000	30,008	90,008
Dean E. Taylor	58,750	30,008	88,758
Thomas D. Westfeldt	85,708	30,008	115,716

(1)	Includes amounts deferred pursuant to the Directors’ Compensation Plan described above.

(2)
Reflects the grant date fair value of unrestricted shares of common stock granted to all active nonemployee directors as of June 30, 2009, computed in accordance with FASB ASC Topic 718.  On that date, each director received 3,276 shares.

(3)	Mr. Bullard did not stand for re-election at the May 20, 2009 annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the Company’s equity compensation plans as of December 31, 2009.  Our shareholders previously approved the underlying compensation plans, which are more fully described in Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	2,287,788 (1)	$25.76 (2)	2,173,422 (3)
Equity compensation plans not approved by shareholders	--	--	--
Total	2,287,788	$25.76	2,173,422

(1)
The total includes an aggregate of 1,911,838 shares that can be issued on the exercise of options held by employees.  355,340 shares are subject to options granted under the 2007 Long-Term Compensation Plan (2007 LTCP), 808,295 shares are subject to options granted under the 2004 Long-Term Incentive Plan (2004 LTIP), and 748,203 shares are subject to options granted under the 1997 Long-Term Incentive Plan (1997 LTIP). The total also includes an aggregate of 294,750 shares that can be issued on the exercise of options held by nonemployee directors of the Company.  These options were granted under the Directors’ Compensation Plan.

Also included in the total are 81,200 common stock equivalent units held in deferred compensation accounts maintained for certain of the Company’s directors, which must eventually be distributed as common shares of the Company.  As allowed under the Directors’ Compensation Plan, certain nonemployee directors have deferred receipt of annual stock awards and fees, and the value of these deferrals has been credited to a bookkeeping account maintained for each director.  The value of an account is indexed to the performance of one or more investment options specified in the plans.  One of the investment options is equivalent units of the Company’s common stock.  This option is mandatory for deferred stock awards and was extended by the Directors’ Compensation Plan to deferred compensation account balances maintained under a prior deferred compensation plan.  The number of common stock equivalent units allocated to a director’s account for each deferral is based on the fair market value of the Company’s common stock on the deferral date.  The common stock equivalent units are deemed to earn any dividends declared on the Company’s common stock, and additional units are allocated on the dividend payment date based on the stock’s fair market value.

(2)
Represents the weighted-average exercise price of options granted under the 2007 LTCP, the 2004 LTIP, the 1997 LTIP, and the Directors’ Compensation Plan.  It does not include the per share price of common stock equivalent units held in deferred compensation accounts for the benefit of nonemployee directors.  These units are allocated to accounts based on the fair market value of the Company’s common stock on the date of each account transaction.

(3)        Reflects shares remaining available for future awards or issuance under the 2007 LTCP and the Directors’ Compensation Plan.  Under the 2007 LTCP, the Company is authorized to make awards with respect to a maximum of 3,200,000 of its common shares.  The 2007 LTCP provides for the award of options, stock appreciation rights, restricted stock and restricted stock units that represent common shares, as well as other stock-based awards that the Compensation Committee deems consistent with the plan’s purposes.  Of the total shares authorized, the Company can make awards with respect to a maximum of 2,400,000 shares in a form of full-value awards, i.e., awards other than in the form of stock options or stock appreciations rights and which are settled in stock.  A maximum of 1,000,000 shares may be issued upon exercise of incentive stock options awarded under the
             2007 LTCP.  At December 31, 2009, the Company could make future awards under the 2007 LTCP with respect to 1,822,500 shares of its common stock, of which 1,377,840 can be under

full-value awards.  No incentive stock options had been awarded under the 2007 LTCP as of December 31, 2009.  The total shares available for award has been reduced by the maximum number of shares that could be issued with respect to performance-based awards under the 2007 LTCP for which the performance measurement period was not completed by December 31, 2009.

The Directors’ Compensation Plan as originally implemented provided for awards of stock options or common stock and allocations of common stock equivalent units.  The Board of Directors subsequently amended the plan to eliminate the annual award of stock options beginning in 2009 and to reduce the aggregate number of common shares authorized to be issued to no more than 937,500. At December 31, 2009, the Company could make future awards or allocations of common stock equivalent units under the plan with respect to 350,922 shares of its common stock.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

In 2009, the members of the Compensation Committee were Messrs. Cooper, Hall, Hines, Lomax, Nickelsen and Taylor and Ms. Sullivan, none of whom served as an officer or employee of the Company during 2009, nor at any time prior thereto.  During 2009, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K, and none of our executive officers served on the compensation committee (or its equivalent) or the board of directors of another entity whose executive officer(s) served on our Board or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

The Bank has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Bank, members of their immediate families and their associates. The Bank has made such loans on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and, except as noted in the following paragraph, the loans did not involve more than the normal risk of collectibility or present other unfavorable features.

Mr. Bullard, a director until May 2009, has direct and indirect indebtedness to the Bank.  The Bank renewed some of Mr. Bullard's credit facilities after he retired from the Board and at each renewal, the Bank classified the loans as having more than the normal risk of collectibility.  Mr. Bullard's loans remained classified as of December 31, 2009.  Mr. Bullard’s indirect indebtedness arises from his guaranty of loans made to several of his related interests, Bullard Automotive Group, Inc., Bullard Management Corporation and JJT, an Alabama General Partnership.  The largest aggregate indebtedness for Mr. Bullard and his related interests from January 1, 2009 through March 30, 2010 was $6,837,842.  On March 31, 2010, the aggregate amount outstanding was $5,385,689.  During this same period, Mr. Bullard and his related interests repaid $568,908 in principal on term loans and made numerous advances against, and repayments on, revolving lines of credit, with total principal amounts aggregating $19,250,000.  Mr. Bullard and his related interests paid $344,991 in interest at rates that ranged from 2.23 to 4.50 percent during this period.  Mr. Bullard generally owns 100% of the related interests named above, except that he owns 95% of JJT, an Alabama General Partnership.

The Bank employs several relatives of directors and executive officers, including two employees who were paid or otherwise earned compensation exceeding $120,000 in the aggregate during 2009.  Each of these employees is also covered under the Bank’s employee benefit plans, generally available to all similarly situated Bank employees.

Jay R. Exnicios, the brother of Joseph S. Exnicios, one of our executive officers, is employed by the Bank as a regional market manager.  During 2009, the Bank paid Jay Exnicios gross cash compensation of $138,733 and awarded him 1,570 RSUs valued at $13,816 based on a per share price of $8.80 (the value of the Company’s common stock on the award date), which RSUs will not vest until 2012.  The Bank also paid for benefits to Jay Exnicios valued $30,264, which benefits include matching contributions to the

401(k) plan, accidental death and disability insurance, long-term disability insurance and the change in retirement plan pension value.  These benefits are available to all similarly situated Bank employees.

Gary Blossman, the son of Mr. A. R. Blossman, Jr., one of our directors, was employed as a Senior Vice President, serving as the Bank’s Regional President – North Shore Region (suburban New Orleans) until he left the Bank on January 22, 2010.  During 2009, the Bank paid Gary Blossman gross cash compensation of $221,776 and provided him benefits valued at $10,524. These benefits include matching contributions to the 401(k) plan, accidental death and disability insurance, and long-term disability insurance and these benefits are available to all similarly situated Bank employees.  Upon his departure from the Bank, Mr. Blossman forfeited his restricted stock.  Additionally, in January 2009 Gary Blossman received a payment of $3,948,403 as a settlement of a Deferred Compensation Agreement that had acceleration provisions in connection with a change in control of Parish National Bank.  This agreement was put in place by Parish National Bank prior to Whitney acquiring the bank.

Mr. Blossman’s son, Roy E. Blossman, is a founding partner and member of executive management of one of the Company’s primary law firms, Carver, Darden, Koretsky, Tessier, Finn, Blossman & Areaux, LLC.  Roy Blossman owns approximately 9.1% of the equity of the firm.  During 2009, the Company and the Bank collectively paid $2,147,329 to Roy Blossman’s law firm directly for legal services and Bank customers paid an additional $741,033 of legal expenses incurred by the Bank in connection with loan closings directly to the law firm.  The Carver Darden law firm has regularly provided legal services to the Company and the Bank since the law firm’s organization in 1994.

Arthur Schwertz, the brother of Mr. Joseph S. Schwertz, Jr., the Company’s General Counsel and Executive Vice President, is a 20% shareholder and Vice President of Argote, Derbes, Graham, Shuffield & Tatje, Inc., a commercial appraisal firm.  During 2009, the Bank paid Argote, Derbes $165,270 for appraisal services.

Our written Guidelines require that we review all transactions that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K (Related Party Transactions) for potential conflicts of interest.  Our Board has approved a written Audit Committee Charter, which assigns to the Audit Committee the duty to ascertain that there is an ongoing review process of all Related Party Transactions for potential conflicts of interest and requires that the Audit Committee approve any such transactions.

The Company conducts virtually all of its business activities through the Bank, whose business activities primarily consist of offering deposit accounts, making loans, engaging in a trust business, providing brokerage services and, through Bank subsidiaries, offering annuities and insurance products.  While Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director, this prohibition does not apply to loans made by a depository institution such as the Bank that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O.  Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with the Bank.  With respect to lending activities, the Company has a special written policy governing affiliate and insider lending transactions.  This policy prohibits extensions of credit to “insiders,” as defined in the policy, unless the extension of credit:

•
is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with members of the general public; and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

Under this policy, prior approval by the Audit Committee is required for any lending transaction that alone or together with other extensions of credit to an “insider” exceeds a specified dollar threshold and does not meet the criteria noted above or which becomes a past due, nonaccrual, or restructured loan or a potential problem as of year-end under applicable SEC rules.  Also, in compliance with Regulation O, a majority of the Board must approve in advance any extension of credit to any director or executive officer or any of their covered entities that exceeds $500,000.  A director with an interest in the extension of credit must abstain from voting or participating in the discussion and approval of the extension of credit.

In accordance with Regulation O, additional restrictions are imposed on extensions of credit to any executive officer.  The Bank may make extensions of credit to an executive officer:

•	in any amount to finance the education of his or her children;

•	in any amount to finance or refinance the purchase, construction or renovation of a residence when secured by a first lien on the residence;

•	in any amount provided that the extension of credit is secured by U.S. Government obligations, or a perfected security interest in a segregated deposit account of the Bank; or

•	for any other purpose if the aggregate amount of loans (excluding loans for education and residence) does not exceed $100,000.

Regulation O requires that all extensions of credit to executive officers must be (1) promptly reported to the Board; (2) preceded by the submission of a detailed personal financial statement; and (3) made subject to the written provision (in the promissory note or allonge thereto) that the loan will, at the option of the Bank, be due and payable at any time that the executive officer is indebted to any other bank or banks in an amount greater than the dollar thresholds set forth above.

In order to promote compliance with applicable laws, regulations and rules pertaining to “insider” lending transactions discussed above, the Bank has appointed an officer (the Regulation O Officer) to assist Bank employees in identifying and reviewing pertinent transactions with identified “insiders.”  The Regulation O Officer annually receives lists of all directors and executive officers of the Company and the Bank and any other subsidiaries from our Corporate Secretary, as well as a list of our principal shareholders, if any.  The information provided includes the names of these individuals and their family members, as well as the names of their related interests, which are referred to as “covered entities,” and is put together based on questionnaires our directors and executive officers submit to the Corporate Secretary, as well as information available from public databases and the Bank’s records.  The Bank’s officer managing a proposed extension of credit to an “insider” is responsible for confirming that the proposed extension of credit is in compliance with the Bank’s policy on insider transactions.  The Regulation O Officer will promptly notify our Corporate Secretary and the chairman of our disclosure committee in the event the Regulation O Officer detects an extension of credit to an “insider” that appears to violate the policy.

The Corporate Secretary follows procedures to help us determine at the end of each year whether any insider relationship or transaction has occurred that must be disclosed pursuant to the SEC’s rules regarding Related Party Transactions or that might impair a nonemployee director’s independence under SEC rules or Nasdaq listing requirements.  These procedures include annual director and executive officer questionnaires, a survey of customer databases of the Company and its subsidiaries, as well as a review of other records, including accounts payable, payroll and real estate transaction records.  The Corporate Secretary reports any Related Party Transactions so discovered to the Audit Committee for review, approval or ratification and reports other matters that would disqualify a nonemployee director from meeting Nasdaq or SEC independence requirements to the Board.

               To further raise awareness regarding, and to ensure the proper handling of, insider transactions, we have adopted various codes of conduct, including the Employee Code of Conduct and Standard of Ethics, the Code of Ethics and Conduct for Senior Financial Officers and Executive Officers, and the Code of Business Conduct and Ethics for the Board of Directors.  These codes, which are available on the Corporate Governance page of the Investor Relations section of our website at www.whitneybank.com, promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, encourage covered persons to seek advice to avoid conflicts of interest, and provide that banking and business relationships between directors, executive officers, and their family members and their entities and us be on nonpreferential terms and in the ordinary course of business.  Employees are also prohibited from handling any customer or vendor relationship involving themselves, their family members or a “covered entity” associated with an employee or their family members.  Our Audit Committee is responsible for applying and interpreting the codes pertaining to senior financial officers, executive officers and directors, and is required to report any violations to the Board for further action.

AUDITORS

The Company’s Audit Committee selected PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for 2009.  As part of its role in overseeing the independent registered public accounting firm, the Audit Committee has adopted policies and procedures to preapprove all audit and permissible nonaudit services performed by the independent registered public accounting firm.  The policy requires that on an annual basis the Audit Committee preapprove the general engagement of the independent registered public accounting firm to provide defined audit, audit-related and possible tax services within preapproved fee levels.  Unless otherwise provided, such preapprovals shall remain in effect for 12 months.  The Audit Committee may revise the list of generally preapproved services from time to time.  The Audit Committee may also grant general preapproval for other permissible nonaudit services classified as all other services, provided that such services would not impair the independent registered public accounting firm’s independence.  Preapproval may be granted by action of the full Audit Committee or, in the absence of such action, one or more members of the Audit Committee.  Any preapproval granted by less than the full Audit Committee must be reported to the full Audit Committee at its next scheduled meeting.  The Audit Committee will consult the SEC’s rules and relevant guidance in applying this policy.  During 2009, the Audit Committee preapproved all services provided by PwC.

Audit Fees

For 2009 and 2008, the Company and its subsidiaries incurred aggregate fees of $705,000 and $800,300, respectively, payable to PwC for the audits of the consolidated financial statements of the Company and its subsidiaries, reviews of the quarterly consolidated financial statements of the Company and the audit of the design and operating effectiveness of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation Improvement Act.

Audit-Related Fees

For 2009 and 2008, the Company and its subsidiaries incurred aggregate audit-related fees of $452,189 and $109,750 respectively, payable to PwC, for assurance and related services for employee benefit plan audits, Statement on Auditing Standards (SAS) 70 procedures and agreed upon procedures engagements.  The Audit Committee preapproved all of the audit-related fees paid to PwC in 2009 and 2008.

Tax Fees

           Neither the Company nor any of its subsidiaries paid fees for tax services to PwC for the fiscal years 2009 and 2008.

All Other Fees

           Neither the Company nor any of its subsidiaries paid fees for any other services to PwC for the fiscal years 2009 and 2008.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in monitoring the Company’s accounting and financial reporting processes and has a key role in the oversight and supervision of PwC, the Company’s independent registered public accounting firm.  The Audit Committee’s role includes sole authority to: (1) appoint or replace the Company’s independent registered public accounting firm; (2) preapprove all audit or permissible nonaudit services that the Company’s independent registered public accounting firm performs on behalf of the Company; and (3) approve compensation related to all auditing services and any permissible nonaudit services.  The Audit Committee monitors management’s evaluation of the effectiveness of internal control over financial reporting and retain and monitor the activities of PwC.  The Audit Committee also oversees the Company’s procedures for the receipt, retention and treatment of complaints the Company receives regarding accounting, internal accounting controls or auditing matters and reviews Related Party Transactions for potential conflicts of interest.  For greater detail regarding the functions and responsibilities of the Audit Committee, please refer to the Audit Committee Charter, which is available on the Corporate Governance page of the Investor Relations section of our website at www.whitneybank.com.  The Audit Committee is in compliance with the Audit Committee Charter, which both the Audit Committee and the Board approved.

Management has the primary responsibility for the financial statements and reporting processes, including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities for 2009, the Audit Committee reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2009.  Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those statements with GAAP and discussed with the independent registered public accounting firm the matters required to be communicated by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has also received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence and considered the compatibility of nonaudit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee met with the internal auditors and the independent registered public accounting firm to discuss the results of audits, evaluations of the Company’s system of internal control over financial reporting, and the overall quality of the Company’s financial reporting.  The Audit Committee also met on a regular basis with management from the Departments of Bank Secrecy Act, Credit Administration, Credit Review, Financial, Legal, Operations & Technology and Risk Management.  Both the internal auditors and the independent registered public accounting firm have unrestricted access to the Audit Committee.  The members of the Audit Committee met by themselves in several executive sessions during 2009 and had separate executive sessions with the independent registered public accounting firm and with the internal auditors.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2009 be included in the Annual Report on Form 10-K for filing with the SEC.  The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2010, subject to ratification by a majority of the shares represented at the annual meeting.

                                                                                     Audit Committee of the Board of Directors,

                                                                                     Richard B. Crowell, Chairman
                                                                                     Eric J. Nickelsen, Vice Chairman
                                                                                      Michael L. Lomax
                                                                                     Kathryn M. Sullivan
                                                                                    Thomas D. Westfeldt

PROPOSAL NO. 2
ADVISORY (NONBINDING) VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In February 2009, Congress enacted ARRA, expanding on the executive compensation requirements previously imposed by EESA and TARP.  The EESA and ARRA, as implemented by various regulations, impose a number of requirements on financial institutions, including the Company, that received an investment under the CPP.  One of the requirements set forth under EESA is that at each annual meeting of shareholders during the period in which any obligation arising from the CPP remains outstanding, the financial institution shall permit a nonbinding “say on pay” shareholder vote to approve the compensation of NEOs.  Accordingly, we are providing you the opportunity to cast a nonbinding advisory vote on the compensation of our NEOs.  We believe that our compensation policies and procedures are competitive, and to the extent permitted by banking regulators, centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders.  We also believe that both the Company and the shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

We believe that the expanded disclosure of executive compensation provided in this proxy statement provides the information you need to make an informed decision regarding the compensation of our NEOs.  This proposal, commonly known as a “say on pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation program and policies by voting on the following resolution:

“Resolved, that the holders of Whitney Holding Corporation common stock approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure and footnotes) in the proxy statement.”

We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosure that follows it, which appear on pages 21 to 33 of this proxy statement.  In that section, we discuss material elements of executive compensation, as well as our policies and other factors, such as financial and regulatory constraints, that affect our decisions or those of our Compensation Committee related to executive compensation.

We are generally required to disclose information for our five most highly-compensated officers for the past three years in this proxy statement.  Therefore, most of our tabular disclosure is backwards-looking.  As discussed in our Compensation Discussion and Analysis, recent legislation and new regulations will continue to affect our compensation practices going forward.  Many of these new laws apply to us because we participate in the CPP.  In the Compensation Discussion and Analysis section, we have attempted to discuss the impact of these regulations on our executive compensation as accurately as possible.  We intend to fully comply with all applicable future requirements and regulations.

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board.  However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE AND FOOTNOTES) IN THE PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our auditors are appointed annually by the Audit Committee.  The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our financial statements and to attest to management’s annual report on internal control over financial reporting for 2010.  PricewaterhouseCoopers LLP was our independent registered public accounting firm for the year ended December 31, 2009.  The firm is a registered public accounting firm with the PCAOB, as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.

We expect PricewaterhouseCoopers LLP representatives to attend the annual meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2010.  Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE BOOKS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR 2010.

SHAREHOLDER COMMUNICATIONS

The Board provides a process for shareholders to send communications to the Board or to individual directors.  Information regarding this process is available to shareholders on the Corporate Governance page of the Investor Relations section of our website at www.whitneybank.com.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

For any shareholder proposal to be considered for inclusion in our proxy statement and proxy for the 2011 annual meeting of shareholders, we must receive the written proposal at our principal executive office no later than December 10, 2010.  Any shareholder proposal not received at the Company’s principal executive offices by February 23, 2011, which is 45 calendar days before the one-year anniversary of the date the Company mailed this proxy statement to shareholders, will be considered untimely and, if presented at the 2011 annual meeting of shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act.

OTHER MATTERS

We do not know of any matters to be presented at our 2010 annual meeting other than those set forth in the accompanying notice.  However, if any other matters properly come before the annual meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain from voting thereon in accordance with their best judgment.

                                                                            By order of the Board of Directors,

                                                                            John C. Hope, III
                                                                           Chairman of the Board and
                                                                            Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS OF COMMON STOCK

# WHITNEY HOLDING CORPORATION

**May 19, 2010**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access **"www.voteproxy.com"** and follow the on-screen instructions. Have access number, located to the right of the gray shaded block, and your proxy card available when you access the web page.

**TELEPHONE (TOUCH-TONE PHONE ONLY)**
Call toll-free 1-800-776-9437 and follow the instructions. Have your access number, located to the right of the gray shaded block, and your proxy card available when you call.

Vote online/telephone until 11:59 PM Eastern Time the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the enclosed postage-paid envelope as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the annual meeting.

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**IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010. The notice of annual meeting, proxy statement, proxy card and 2009 Annual Report are available at http://investor.whitneybank.com/annuals.cfm.**

↓ Please detach along perforated line, sign, date and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20330003000000000000 3 051910

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of Directors to serve until the 2011 and 2015 Annual Meetings as specified below or until their successors are elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**NOMINEES:**
- ○ Hardy B. Fowler (Term Expiring 2011)
- ○ Eric J. Nickelsen (Term Expiring 2015)
- ○ Kathryn M. Sullivan (Term Expiring 2015)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE.**

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

**Note:** Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

## YOUR VOTE IS IMPORTANT

**If you return the signed proxy card but do not specify a manner of voting, the proxy will be voted "FOR" Proposals 1, 2 and 3.**

### Electronic and Internet Delivery of Proxy Materials Available

Electronic access is available for registered shareholders to receive future proxy materials, including the annual report and other communications over the Internet exclusively, and no longer receive any material by mail. American Stock Transfer & Trust Company will notify shareholders who make this election via email when the materials are available and you will no longer receive a printed copy of the materials.

To receive future materials via the Internet, please visit http://www.amstock.com and click on Shareholder Account Access to enroll. You will need your account number, which appears on the reverse of this proxy card and your tax identification number to log in, then select **Receive Company Mailings via E-Mail** and provide your e-mail address.

**Shareholders who do not elect and consent to Internet delivery will continue to receive the printed copy of the annual report, notice of annual meeting, proxy statement and proxy card.**

If you plan to attend the Annual Meeting, parking is available at the Whitney Garage. Please use the Gravier Street entrance, bring your parking ticket with you to the meeting and present it to one of the attendants at the registration table to be validated. To obtain directions to the Pan-American Life Center to attend the meeting and vote in person, please contact Shareholder Services by phone at (504) 586-3627 or toll free (800) 347-7272 ext. 3627, or by email at investor.relations@whitneybank.com.

**THE AUDITORIUM WILL OPEN AT 10:00 AM FOR SEATING TO WHITNEY HOLDING CORPORATION'S ANNUAL MEETING.**

1

# WHITNEY HOLDING CORPORATION

## PROXY

## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lloyd J. Abadie, David F. Andignac and John A. Rehage, and each of them, proxies with full power of substitution, to represent and to vote all shares of common stock of Whitney Holding Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on Wednesday, May 19, 2010, at the Pan American Life Center, 601 Poydras St., 11th Floor, New Orleans, LA, at 10:30 a.m. CDT or at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and (2) in their discretion upon such other business as may properly come before the meeting.

**(Continued and to be signed on the reverse side.)**

COMMENTS:

14475